                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                            WESTFIELD HOMES USA, INC.

                            STOCK PURCHASE AGREEMENT

                                      among

                               THE SHAREHOLDERS OF
                            WESTFIELD HOMES USA, INC.

                              WF ACQUISITION, INC.

                                       and

                             STANDARD PACIFIC CORP.

                           Dated as of AUGUST 8, 2002

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                                TABLE OF CONTENTS

                                                                                                        PAGE
ARTICLE I DEFINITIONS..................................................................................   1

ARTICLE II STOCK PURCHASE..............................................................................  10
     2.1    Sale and Delivery..........................................................................  10
     2.2    Closing Payment............................................................................  10
     2.3    Post-Closing Adjustment to the Cash Payment................................................  11
     2.4    January 2003 Payment.......................................................................  12
     2.5    Earnout....................................................................................  12
     2.6    Dispute Resolution of Calculations of Purchase Price.......................................  15
     2.7    Closing....................................................................................  16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS..............................................  17
     3.1    Ownership of the Shares....................................................................  17
     3.2    Authorization, Validity, and Effect of Agreements..........................................  17
     3.3    No Brokers.................................................................................  17
     3.4    Investment Purpose.........................................................................  18
     3.5    Access to Information......................................................................  18
     3.6    Gatewood Children Trusts...................................................................  19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS  AS TO THE COMPANY AND ITS SUBSIDIARIES.......  20
     4.1    Existence; Good Standing...................................................................  20
     4.2    Capitalization.............................................................................  20
     4.3    Acquired Companies and Other Interests.....................................................  20
     4.4    Material Contracts; No Violation...........................................................  22
     4.5    Financial Statements;  No Undisclosed Liabilities; Projections.............................  25
     4.6    No Violations; Consents....................................................................  26
     4.7    Compliance; Permits; Litigation............................................................  26
     4.8    Absence of Certain Changes.................................................................  27
     4.9    Taxes......................................................................................  28
     4.10   Certain Employee Plans.....................................................................  30
     4.11   Labor Matters..............................................................................  32
     4.12   Environmental Matters......................................................................  33
     4.13   Related Party Transactions.................................................................  34
     4.14   Restrictions on Business Activities........................................................  34
     4.15   Real Property..............................................................................  35
     4.16   Intellectual Property......................................................................  39
     4.17   Other Assets...............................................................................  39
     4.18   Insurance..................................................................................  40
     4.19   Warranties.................................................................................  41
     4.20   Suppliers and Subcontractors...............................................................  41
     4.21   HSR Matters................................................................................  42
     4.22   Corporate Dividend.........................................................................  42
     4.23   Disclosure.................................................................................  42

                                        i

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
ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER......................................................  42
     5.1    Existence; Good Standing; Corporate Authority..............................................  42
     5.2    Authorization, Validity, and Effect of Agreements..........................................  43
     5.3    No Violation...............................................................................  43
     5.4    No Brokers.................................................................................  43
     5.5    Funds......................................................................................  43
     5.6    Investment Purpose.........................................................................  43
     5.7    Access to Information......................................................................  44
     5.8    SEC Filings................................................................................  44
     5.9    Disclosure.................................................................................  44

ARTICLE VI COVENANTS...................................................................................  45
     6.1    Conduct of Business........................................................................  45
     6.2    Further Action.............................................................................  47
     6.3    Access to Information; Confidentiality.....................................................  48
     6.4    Publicity..................................................................................  49
     6.5    Expenses...................................................................................  49
     6.6    Employee Benefits..........................................................................  49
     6.7    Third Party Offers.........................................................................  50
     6.8    Restrictive Covenants......................................................................  51
     6.9    Directors..................................................................................  53
     6.10   Securities Restrictions....................................................................  53
     6.11   Warranty Indemnification...................................................................  55
     6.12   Insurance Rights and Indemnification.......................................................  56
     6.13   Sellers' Representative....................................................................  56
     6.14   Use of "Westfield Homes" Trade Mark........................................................  57\\
     6.15   Payment of Debt of Related Parties.........................................................  57
     6.16   Release....................................................................................  57
     6.17   Villa Rosa Property........................................................................  59

ARTICLE VII SURVIVAL; INDEMNIFICATION..................................................................  59
     7.1    Survival of Representations and Warranties.................................................  59
     7.2    Indemnification............................................................................  59
     7.3    Time Limitations...........................................................................  60
     7.4    Other Limitations..........................................................................  60
     7.5    Set-Off....................................................................................  62
     7.6    Procedures Relating to Indemnification Involving Third Party Claims........................  63
     7.7    Other Claims...............................................................................  64
     7.8    Sole and Exclusive Remedy..................................................................  64

ARTICLE VIII TAX MATTERS...............................................................................  65
     8.1    Section 338(h)(10) Elections...............................................................  65
     8.2    Indemnification Obligations With Respect to Taxes..........................................  66
     8.3    Tax Returns and Payment Responsibility.....................................................  68
     8.4    Contest Provisions.........................................................................  69
     8.5    Assistance and Cooperation.................................................................  69
     8.6    Retention of Records.......................................................................  70
     8.7    Other Provisions...........................................................................  70

                                       ii

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
ARTICLE IX CONDITIONS..................................................................................  70
     9.1    Conditions to Each Party's Obligation to Effect the Stock Purchase.........................  70
     9.2    Conditions to Obligations of Buyer and Standard Pacific....................................  70
     9.3    Conditions to Obligations of the Sellers...................................................  72

ARTICLE X TERMINATION..................................................................................  73
     10.1   Termination by Mutual Consent..............................................................  73
     10.2   Termination by Either Buyer or Sellers.....................................................  73
     10.3   Termination by Sellers.....................................................................  73
     10.4   Termination by Buyer.......................................................................  74
     10.5   Effect of Termination......................................................................  74

ARTICLE XI MISCELLANEOUS...............................................................................  74
     11.1   Entire Agreement; Assignment...............................................................  74
     11.2   Validity...................................................................................  75
     11.3   Notices....................................................................................  75
     11.4   Governing Law..............................................................................  76
     11.5   Construction...............................................................................  76
     11.6   Counterparts...............................................................................  76
     11.7   Parties In Interest........................................................................  77
     11.8   Waiver.....................................................................................  77
     11.9   Amendments.................................................................................  77
     11.10  Further Assurances.........................................................................  77
     11.11  Cumulative Remedies........................................................................  77
     11.12  Arbitration................................................................................  77

                                       iii

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
EXHIBITS
Exhibit A      Form of Investor Questionnaire
Exhibit B      Form of License Agreement
Exhibit C-1    Form of Employment Agreement of Roger Gatewood with the Company
Exhibit C-2    Form of Employment Agreement of Frank Baker with the Company
Exhibit C-3    Form of Employment Agreement of Andrew Berger, John Schlichenmaier and
               Robert Siuda with a Subsidiary of the Company
Exhibit D-1    Form of Opinion of Bricklemyer, Smolker & Bolves, P.A., Counsel to the Sellers
Exhibit D-2    Form of Opinion of Hill, Ward & Henderson, P.A., Counsel to the Sellers
Exhibit D-3    Form of Opinion of Kennedy Covington, Counsel to the Sellers
Exhibit D-4    Form of Opinion of Ungaretti & Harris, Counsel to the Sellers
Exhibit E      Form of Opinion of Counsel to Buyer

SCHEDULES
Schedule 2.2(a)(i)         Estimated Balance Sheet Net Book Value
Schedule 2.2(a)(ii)        Consideration Per Seller
Schedule 2.2(a)(iii)       Company Indebtedness

SELLERS' DISCLOSURE SCHEDULE
         Section 3.1                Ownership of Shares
         Section 3.3                Sellers' Broker
         Section 4.3(a)             Subsidiaries
         Section 4.3(d)             Convertible Debt
         Section 4.4(a)             Material Contracts
         Section 4.4(b)             Contracts with Seller Affiliates
         Section 4.4(c)             Contract Defaults
         Section 4.4(e)             Consents and Approvals
         Section 4.5(a)             Financial Statements
         Section 4.5(c)             Undisclosed Liabilities
         Section 4.5(d)             Acquired Companies' Debt
         Section 4.7(b)             Acquired Companies' Permits
         Section 4.7(c)             Acquired Companies' Litigation
         Section 4.7(d)             Acquired Companies' Initiated Litigation
         Section 4.8                Absence of Certain Changes
         Section 4.9(i)             Foreign Tax Jurisdictions
         Section 4.10(a)            Company Benefit Plans
         Section 4.10(c)            Company Benefits Relating to Retired or Former Employees
         Section 4.10(f)            Change in Control Arrangements
         Section 4.11(b)(i)         Employees
         Section 4.11(b)(ii)        Independent Contractors
         Section 4.11(c)            Paychex Agreements
         Section 4.12               Environmental Matters
         Section 4.13               Related Party Contracts
         Section 4.15(a)            Real Property Owned by the Acquired Companies
         Section 4.15(e)            Real Estate Projects

                                       iv

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
         Section 4.15(f)            Real Property Subject to Repurchase
         Section 4.15(g)            Backlog of Home Sales on Each Project
         Section 4.16               Intellectual Property
         Section 4.17               Liens Against Assets of the Acquired Companies
         Section 4.18(a)            Insurance
         Section 4.18(b)            Risk Sharing Contracts
         Section 4.18(c)            Sufficiency of Insurance Policies
         Section 4.18(d)            Material Open Insurance Claims
         Section 4.20               Suppliers/Subcontractor Terminations
         Section 8.1(b)             Allocation Agreement

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), is dated as of August 8, 2002, by and among Standard Pacific Corp., a Delaware corporation ("Standard Pacific"), WF Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Standard Pacific ("Buyer"), and the shareholders of Westfield Homes USA, Inc., a Florida corporation (the "Company") named on the signature page hereto (collectively, the "Sellers").

         WHEREAS, the Sellers collectively own all of the issued and outstanding shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Company Common Stock").

         WHEREAS, subject to the terms and conditions of this Agreement, the Sellers have agreed to sell the Shares to Buyer, and Buyer has agreed to purchase the Shares from the Sellers (the "Stock Purchase"), in exchange for the consideration set forth in this Agreement; and

         WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase, and also to prescribe various conditions to such transaction.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, intending to be legally bound, the Sellers, Buyer and Standard Pacific hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement:

         "2001 Balance Sheet" is defined in Section 4.5(a).

         "Acquired Companies" means the Company, and each of its Subsidiaries (other than the Excluded Company), and the predecessors of such Persons.

         "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

         "Agreement" is defined in the introductory paragraph of this Agreement.

         "Allocation Agreement" is defined in Section 8.1(b).

         "Annual Statements" is defined in Section 4.5(a).

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         "Balance Sheet Date" means July 31, 2002.

         "Balance Sheet Date Financial Statements" is defined in Section 2.3(a)
(i).

         "Balance Sheet Date Net Book Value" is defined in Section 2.3(a)(ii).

         "Business" means the business of the Acquired Companies developing residential real estate and constructing single family homes and multi-family residential units, and related and ancillary businesses, including mortgage financing and title services. Without limiting the generality of the foregoing, the definition of Business shall include, without limitation, any business of the type or types conducted by the Acquired Companies at any time during the two year period preceding the Closing Date or under development by the Acquired Companies on the date hereof or the Closing Date and the Business conducted by the Acquired Companies or their successors or assigns for the duration of the Covenant Not to Compete.

         "Business Day" means any day other than a day on which banks in the State of Florida are authorized or required to close or the national securities exchanges in the United States are closed.

         "Business Plan" is defined in Section 4.5(e).

         "Buyer Gross Up Amount" is defined in Section 8.1(d).

         "Buyer Indemnified Parties" is defined in Section 7.2(a).

         "Buyer" is defined in the introductory paragraph of this Agreement.

         "Cap" shall mean $12,000,000.

         "Capital Stock" means common stock, preferred stock, partnership interests, limited liability company interests or other equity ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof or to share proportionately in its profits.

         "Cash Payment" is defined in Section 2.2(a)(i).

         "Catherine Gatewood Trust" is defined in Section 3.6(a).

         "Change in Control" shall mean the occurrence of any of the following:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons acting in concert (other than Standard Pacific or any Subsidiary thereof or any employee benefit plan of Standard Pacific or any Subsidiary thereof, or any underwriter in connection with a firm commitment public offering of Standard Pacific's Capital Stock) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of Standard Pacific representing 50% or more of

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the combined voting power of Standard Pacific's then outstanding securities ordinarily having the right to vote in the election of directors ("voting stock");

                  (b) there shall be consummated any merger, consolidation (including a series of mergers or consolidations), or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the consolidated assets of Standard Pacific (meaning assets representing 50% or more of the consolidated net tangible assets of Standard Pacific, measured over Standard Pacific's prior four full fiscal quarters at the time of measurement), or any other similar business combination or transaction, but excluding any business combination or transaction which would result in the voting stock of Standard Pacific immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 50% of the combined voting power of the voting stock of Standard Pacific (or such surviving entity) outstanding immediately after giving effect to such business combination or transaction; or

                  (c) the adoption of any plan for the liquidation or dissolution of Standard Pacific, other than in connection with a reorganization or similar transaction in which the holders of the voting stock of Standard Pacific immediately prior to such transaction continue to represent more than 50% of the combined voting power of the surviving entity immediately after giving effect to such transaction.

         "Claims" is defined in Section 6.16.

         "Closing" and "Closing Date" are defined in Section 2.7(a).

         "Closing Payment" is defined in Section 2.2(a)(ii).

         "Code" means the Internal Revenue Code of 1986, as amended (or any successor thereto).

         "Company" is defined in the first recital of this Agreement.

         "Company Benefit Plans" means each of the following which is sponsored, maintained or contributed to by the Acquired Companies for the benefit of the current or former employees, officers or directors of any of the Acquired Companies, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA), and (ii) each stock option plan, bonus plan or arrangement, incentive award plan or arrangement, change in control or severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, or supplemental income arrangement, and each other employee benefit plan, program or practice which is not described in clause (i) of this sentence; provided, however, that such term shall not include collective bargaining agreements, employment agreements or consulting agreements.

         "Company Common Stock" is defined in the first recital of this Agreement.

         "Company Indebtedness" is defined in Section 2.2(a)(iii).

         "Company Permits" is defined in Section 4.7(b).

         "Company Pre-Tax Income" shall mean, with respect to any measurement period, the consolidated net income (or loss) of the Company and its Subsidiaries, prior to federal and state income taxes, for such measurement period calculated in accordance with the standards, principles, practices and policies used by Buyer in connection with financial statements and in accordance with GAAP; provided, however, that the calculation of Company Pre-Tax Income shall be adjusted to exclude the impact of any purchase accounting adjustments relating to Buyer's acquisition of the Acquired Companies, including any write-up or write-down of assets resulting from such purchase accounting.

         "Competing Business" is defined in Section 4.13(ii).

         "Confidentiality Agreement" is defined in Section 10.5.

         "Contracts" shall mean all contracts, agreements, and other instruments and understandings of any kind, including, without limitation, change in control or severance agreements, deferred compensation agreements and employment agreements, and all amendments, supplements, modifications, extensions or renewals in respect of the foregoing, in each case, whether written or oral.

         "Corporate Dividend" is defined in Section 4.22.

         "Costs" is defined in Section 11.4.

         "Covenant Not to Compete" is defined in Section 6.8(b).

         "Credit Agreement" means that certain Second Amended and Restated Master Loan Agreement, dated as of September 28, 2001, by and among the Company, Westfield Homes of Florida, Inc., Westfield Development Corporation, Westfield Homes of Illinois, Inc., Westfield Homes of North Carolina, Inc., Westfield Homes of Southwest Florida, Inc. and Bank of America, N.A.

         "Damages" is defined in Section 7.2(a).

         "Debt" means, as to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capitalized lease obligations, (ii) any balance deferred and unpaid of the purchase price of any property, (iii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, (iv) to the extent not otherwise included by clauses (i) through (iii), any guaranty by such Person of any indebtedness of any other Person.

         "Differing Party" is defined in Section 2.6.

         "Division Presidents" is defined in Section 6.8(g).

         "Earnout Acceptance Notice" is defined in Section 2.5(b).

         "Earnout Objection Notice" is defined in Section 2.5(b).

         "Earnout Payment" is defined in Section 2.5(a).

         "Elizabeth Gatewood Trust" is defined in Section 3.6(a).

         "employee" means employees and other persons filling similar functions, including leased employees of the Acquired Companies pursuant to that certain Client Service Agreement dated August 1, 1997, between Paychex and the Company.

         "Employee Sellers" means Roger Gatewood, Frank Baker, Andrew Berger, John Schlichenmaier and Robert Siuda.

         "Employment Agreements" is defined in Section 6.8(g).

         "Entitlements" is defined in Section 4.15(e)(iii).

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. 641 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, permit, order, decree, rule or regulation or other directive related to or governing Environmental Matters as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy with respect to Environmental Matters, and all applicable decisions, orders, and decrees of any Governmental Entity relating to Environmental Matters.

         "Environmental Matters" means all matters involving pollution, wetlands and other natural resources, protection of the environment, noise, human health, and occupational health and safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (or any successor thereto).

         "Estimated Balance Sheet Date Net Book Value" is defined in Section 2.2(a)(i).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Claims " is defined in Section 7.4(c).

         "Excluded Company" means Westfield Homes of Illinois, Inc., an Illinois corporation (including, Westfield Development Corporation of Illinois, an Illinois corporation, Westfield Homes of Texas, Inc., a Texas corporation and Westfield Homes of Illinois Venture No. 1, Inc., an Illinois corporation each of which was merged into Westfield Homes of Illinois, Inc. effective as of August 7, 2002).

         "Fill Dirt" is defined in Section 6.17.

         "Fill Dirt License Agreement" is defined in Section 6.17.

         "Financial Statements" is defined in Section 4.5(a).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time and applied on a consistent basis throughout the periods involved.

         "Gatewood Children Sellers" means the following Sellers: Lindsey Gatewood, the Roger B. Gatewood Irrevocable Trust for Catherine Gatewood, dated May 16, 1988 and the Roger B. Gatewood Irrevocable Trust for Elizabeth Gatewood, dated May 16, 1988.

         "Governmental Entity" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing which has or claims to have competent jurisdiction over the relevant Persons or its business, property, assets or operations.

         "Gross Up Amount" is defined in Section 8.1(d).

         "Hazardous Materials" means any substance or material that is defined under the Environmental Laws as a "hazardous substance," "regulated substance," "pollutant," "contaminant," "hazardous waste," "extremely hazardous substance," "toxic substance," or "hazardous material," or that is otherwise defined in or regulated under the Environmental Laws, including, without limitation, petroleum, asbestos-containing materials, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, and radon.

         "Insurance Policies" is defined in Section 4.18(a).

         "Intellectual Property" is defined in Section 4.16(a).

         "Interim Statements" is defined in Section 4.5(a).

         "January 2003 Payment" is defined in Section 2.4.

         "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, whether or not the same is required to be accrued on the financial statements of such Person and whether or not the same is disclosed on any schedule to this Agreement.

         "License Agreement" means the agreement attached hereto as Exhibit B.

         "Lien" or "Liens" means all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or otherwise), deeds of trust, option or other charges, title defects or objections, encumbrances, restrictions or other Contracts having the same effect as any of the foregoing.

         "Material Adverse Effect" means with respect to any Person a material adverse effect on or change in (i) the business, operations, assets, Liabilities, condition (financial or otherwise), results of operations or prospects of such Person, taken as a whole with its Subsidiaries, or (ii) the ability of such Person to consummate the transactions contemplated hereby.

         "Material Contracts" is defined in Section 4.4(c).

         "Maximum Warranty Amount" is defined in Section 6.11(b).

         "Net Book Value Acceptance Notice" is defined in Section 2.3(b).

         "Net Book Value Objection Notice" is defined in Section 2.3(b).

         "Objection Notice" is defined in Section 2.6

         "Order" is defined in Section 9.1(b).

         "Paychex" means Paychex Business Solutions, Inc.

         "Paychex Agreement" means the Client Service Agreement between Paychex and the Company, dated as of August 1, 1997.

         "Payoff Amounts" is defined in Section 2.2(a)(iii).

         "Person" shall mean any individual, corporation, limited liability company, partnership, trust, joint venture, association, organization or other entity or group (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act) or Governmental Entity.

         "Projects" is defined in Section 4.15(e)(i).

         "Pro Rata Portion" for each Seller is as set forth in Schedule 2.2(a)(ii) under the heading "Pro Rata Portion".

         "Purchase Price" means the sum of (i) the Closing Payment (as adjusted by the Post-Closing Adjustment set forth in Section 2.3), plus (ii) the January 2003 Payment, plus (iii) the Earnout.

         "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, or any other environmental medium.

         "Released Parties" is defined in Section 6.16.

         "Reserve Amount " means $50,000.

         "Restrictive Covenants" is defined in Section 6.8(e).

         "SEC" means the United States Securities and Exchange Commission.

         "Section 338(h)(10)" is defined in Section 8.1.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Gross Up Amount" is defined in Section 8.1(d).

         "Sellers" is defined in the introductory paragraph of this Agreement.

         "Sellers' Disclosure Schedule" is defined in the introductory paragraph of Article III.

         "Sellers' Representative" is defined in Section 6.13.

         "Shareholder Agreements" means collectively the Stockholder Agreement, the Employment Agreement between the Company and Andrew Berger, dated December 31, 2001, the Employment Agreement between the Company and John Schlichenmaier, dated January 1, 2002, the Employment Separation, General Release, and Stock Purchase Agreement among Mark Messerly, the Company, Westfield Homes of Southwest Florida, Inc., Westfield Homes SW Florida Venture No. 1, Inc., Westfield Homes of Texas, Inc. and Roger Gatewood, dated July 20, 2000, the Buy Out Agreement among Glenn Mordini, Westfield Development Corporation of Illinois, the Company, Roger Gatewood and Brian Harris, dated July 31, 1998 and all amendments to such agreements .

         "Shares" is defined in the first recital of this Agreement.

         "Standard Pacific" is defined in the introductory paragraph of this Agreement.

         "Standard Pacific Common Stock" means the common stock of Standard Pacific, $0.01 par value per share.

         "Standard Pacific Securities" means all of the securities of Standard Pacific to be paid to the Sellers or their transferees hereunder, including the Standard Pacific Common Stock.

         "Stock Payment" is defined in Section 2.2(a)(ii).

         "Stock Purchase" is defined in the second recital of this Agreement.

         "Stockholder Agreement" means the Stockholder Agreement, dated July 1, 1997, among the Company and each of the shareholders of the Company, as amended.

         "Straddle Periods" is defined in Section 8.2(a)(ii).

         "Subject Companies" means the Company and all current and former Subsidiaries of the Company, including the Excluded Company, and the predecessors of such Persons.

         "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, securities or other interests the holders of which are generally entitled to at least 50% of the vote for the election of the board of directors or other similar governing body of such corporation or other legal entity, or otherwise having the power to direct the business and policies of that Person.

         "Tail Policy" is defined in Section 6.11(b).

         "Tax" or "Taxes" means (A) all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any Liability for payment of amounts described in clause (A) whether as a result of transferee Liability, joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any Liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied Contract to indemnify any other Person.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Acquisition" is defined in Section 6.7(b).

         "Third Party Claim" is defined in Section 7.6(a).

         "Trade Mark" is defined in Section 6.14(a).

         "Transaction Documents" is defined in Section 3.2.

         "Trusts" is defined in Section 3.6(a).

         "Unrelated Accounting Firm" is defined in Section 2.6.

         "Villa Rosa Property" means that certain vacant land located in the northwest corner of the Villa Rosa project, Hillsborough County, Florida.

         "Warranty Claim" means any claim based upon any theory of product liability, construction defect, builder's liability or express or implied warranty which is related to the development of a Project or the development, construction or sale of any home.

         "Warranty Threshold" is defined in Section 6.11(a).

         "Wells Fargo Agreement" means the Operating Agreement of Limited Liability Company, dated as of February 17, 2000, between Norwest Ventures LLC and the Company.

         "Westfield Development" means Westfield Development Corporation, a Florida corporation and wholly owned Subsidiary of the Company.

                                   ARTICLE II
                                 STOCK PURCHASE

         2.1 Sale and Delivery. At the Closing, on the terms and subject to the conditions set forth herein, the Sellers shall sell and deliver to Buyer the Shares free and clear of all Liens, and Buyer shall purchase and accept the Shares from the Sellers.

         2.2      Closing Payment.

                  (a)      At the Closing, Standard Pacific shall:

                           (i)   cause Buyer to pay by wire transfer of
         immediately available funds $21,805,000, plus (or minus if negative)
         (A) the estimated book value of the assets less liabilities of the Company and its Subsidiaries (other than the Excluded Company) on the Balance Sheet Date, as set forth on Schedule 2.2(a)(i) (the "Estimated Balance Sheet Date Net Book Value"), less (B) $25,000,000 (collectively, the "Cash Payment");

                           (ii) issue an aggregate of 459,559 shares of Standard Pacific Common Stock to the Sellers as set forth on Schedule 2.2(a)(ii) (the "Stock Payment" and, collectively with the Cash Payment, the "Closing Payment"); and

                           (iii) cause Buyer to satisfy (or cause the Acquired Companies to satisfy) the Debt of the Acquired Companies set forth on
         Schedule 2.2(a)(iii) (the "Company Indebtedness") by paying the amounts set forth in payoff letters for the Company Indebtedness, including any applicable per diem amounts specified therein (the "Payoff Amounts"). Notwithstanding anything contained in this Section 2.2(a)(iii), the Acquired Companies shall pay all penalty interest, prepayment penalties, exit fees or other penalties due as a result of the prepayment of the Company Indebtedness. The payment of such amount will be reflected in the Balance Sheet Date Financial Statements and will have the effect of decreasing the Estimated Balance Sheet Date Net Book Value and the Balance Sheet Date Net Book Value.

                  (b) At the Closing, (i) each Seller's Pro Rata Portion of the Cash Payment, as set forth on Schedule 2.2(a)(ii) (less such Seller's Pro Rata Portion of the Reserve Amount), shall be delivered to such Seller by wire transfer, and (ii) the Reserve Amount shall be delivered to the Sellers' Representative by wire transfer. Each Seller and the Sellers' Representative shall designate in writing to Buyer at least three days prior to the Closing the account to which such wire transfer payment shall be made. Each of the Sellers hereby authorizes the Sellers' Representative to disburse any or all of the Reserve Amount to satisfy the costs and expenses (including fees of attorneys, accountants and brokers or finders) of the Sellers and the Acquired Companies incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. Any portion of the Reserve Amount not so disbursed by the Sellers' Representative on the first anniversary of the Closing Date shall be promptly thereafter disbursed by the Sellers' Representative to the Sellers in their Pro Rata Portion.

                  (c) No fractional shares of Standard Pacific Common Stock shall be issued. If a Seller would otherwise be entitled to a fractional share, in lieu of the issuance of such fractional share, a cash amount equal to the product of such fraction and $32.64 shall be added to the Cash Payment to be made to such Seller.

         2.3      Post-Closing Adjustment to the Cash Payment.

                  (a) Within 90 days following the Closing, Buyer shall prepare and deliver to the Sellers' Representative:

                           (i) a consolidated balance sheet of the Company and its Subsidiaries (other than the Excluded Company) as of the Balance Sheet Date (the "Balance Sheet Date Financial Statements"); and

                           (ii) Buyer's calculation of the book value of the assets less liabilities of the Acquired Companies as shown on the Balance Sheet Date Financial Statements (the "Balance Sheet Date Net Book Value").

         The Balance Sheet Date Financial Statements, the Estimated Balance Sheet Date Net Book Value and the Balance Sheet Date Net Book Value shall be prepared in conformity with GAAP, and consistent with the practices and policies of the Company in preparing its consolidated financial statements for the fiscal year ended December 31, 2001. For purposes of calculating the Estimated Balance Sheet Date Net Book Value and the Balance Sheet Date Net Book Value, such calculation shall not take into account the impact of, (A) the repayment of the Company Indebtedness by Buyer or Standard Pacific at the Closing (other than the impact of penalty interest, prepayment penalties, exit fees or other penalties which shall be included in such calculations as set forth in Section 2.2(a)(iii)), or (B) any purchase accounting adjustments relating to Buyer's acquisition of the Acquired Companies, including any write-up or write-down of assets resulting from such purchase accounting.

                  (b) Within 30 days following Buyer's notification to the Sellers' Representative of its calculation of the Balance Sheet Date Net Book Value, the Sellers' Representative shall deliver to Buyer a notice of objection signed by the Sellers' Representative (a "Net Book Value Objection Notice") or a notice of acceptance signed by the Sellers' Representative (a "Net Book Value Acceptance Notice") with respect to Buyer's calculation of the Balance Sheet Date Net Book Value. Buyer shall provide the Sellers' Representative and its accountant and other representatives, upon reasonable advance notice, access to such books and records of the Acquired Companies relating to the calculation of the Balance Sheet Date Net Book Value as may be reasonably requested by the Sellers' Representative.

                  (c) Buyer's calculation of the Balance Sheet Date Net Book Value shall be final and binding on the parties if a Net Book Value Acceptance Notice is delivered to Buyer or if no Net Book Value Objection Notice is delivered to Buyer within the 30-day period required by Section 2.3(b). Any Net Book Value Objection Notice shall specify the items disputed, shall describe the reasons for the objection thereof, shall state the amount in dispute and shall state Sellers' calculation of the Balance Sheet Date Net Book Value. If a Net Book Value Objection Notice is delivered, the potential dispute shall be resolved as set forth in Section 2.6.

                  (d) If the Sellers' Representative delivers to Buyer the Net Book Value Acceptance Notice referred to in Section 2.3(b) or the Sellers fail to deliver a Net Book Value Objection Notice within the 30 day period required by Section 2.3(b), an amount equal to the Balance Sheet Date Net Book Value minus the Estimated Balance Sheet Date Net Book Value shall be paid (i) by Buyer to the Sellers, in their Pro Rata Portion, if such amount is positive, and
(ii) by the Sellers, in their Pro Rata Portion, to Buyer, if such amount is negative, within five Business Days after the delivery of such Net Book Value Acceptance Notice or the expiration of such 30 day period, as the case may be. Alternatively, if the Sellers' Representative delivers to Buyer the Net Book Value Objection Notice, within five Business Days after such delivery, the owing parties shall pay the undisputed portion, if any, of the amount owed and, within five Business Days after the resolution of any dispute by the parties or the Unrelated Accounting Firm relating to the Net Book Value Objection Notice, the owing parties shall pay the remainder owed, if any. Any payment pursuant to this
Section 2.3 shall be made in immediately available funds.

         2.4 January 2003 Payment. On or before January 15, 2003, Standard Pacific shall cause Buyer to pay by wire transfer of immediately available funds an aggregate of $7,000,000, which shall be paid to the Sellers as set forth on
Schedule 2.2(a)(ii) under the heading "January 2003 Payment" (the "January 2003 Payment").

         2.5      Earnout.

                  (a) Standard Pacific shall cause Buyer to pay to each Seller its Pro Rata Portion of an aggregate amount equal to 15% of the positive Company Pre-Tax Income for the period from the Balance Sheet Date through December 31, 2002, and each of the three years ending December 31, 2003, 2004 and 2005 (each an "Earnout Payment" and collectively, the "Earnout"). If the amount of Company Pre-Tax Income generated is negative with respect to any period, such negative amount shall be carried forward to the following year and such negative amount shall be deducted from the Company Pre-Tax Income for purposes of calculating the Earnout Payment for such following year. In addition, to the extent necessary, such negative amounts shall be carried forward for successive periods in which the Earnout is paid until offset by positive Company Pre-Tax Income.

                  (b) Not later than 10 days after the audit committee of the Board of Director's of Standard Pacific approves Standard Pacific's year-end financial statements for the periods in respect of which Earnout Payments may be due, Buyer shall prepare and deliver to the Sellers'

Representative Buyer's calculation of the Earnout Payment for the immediately preceding fiscal year. Within 20 days following Buyer's notification to the Sellers' Representative of its calculation of the applicable Earnout Payment, the Sellers' Representative shall deliver to Buyer a notice of objection signed by the Sellers' Representative (an "Earnout Objection Notice") or a notice of acceptance signed by the Sellers' Representative (an "Earnout Acceptance Notice") with respect to the calculation of the Earnout Payment. Buyer shall provide the Sellers' Representative and its accountant and other representatives, upon reasonable advance notice, access to the books and records of the Acquired Companies relating to the calculation of the Earnout Payment as may be reasonably requested by the Sellers' Representative. Buyer's calculation of each Earnout Payment shall be final and binding on the parties if an Earnout Acceptance Notice is delivered to Buyer or if no Earnout Objection Notice is delivered to Buyer within such 20 day period. Any Earnout Objection Notice shall specify the items disputed, shall describe the reasons for the objection thereof, shall state the amount in dispute and shall state the Sellers' calculation of the Earnout Payment. If an Earnout Objection Notice is delivered, the potential dispute shall be resolved as set forth in Section 2.6.

                  (c) If the Sellers' Representative delivers to Buyer the Earnout Acceptance Notice referred to in Section 2.5(b) or the Sellers' Representative fails to deliver an Earnout Objection Notice within the 20 day period required by Section 2.5(b) with respect to any Earnout Payment, Buyer shall pay to the Sellers their Pro Rata Portion of any amounts which Buyer's calculation shall indicate to be owed to the Sellers within five Business Days after the delivery of such Earnout Acceptance Notice or the expiration of such 20 day period, as the case may be. Alternatively, if the Sellers' Representative delivers to Buyer the Earnout Objection Notice referred to in Section 2.5(b), within five Business Days after such delivery, Buyer shall pay the Sellers their Pro Rata Portion of the undisputed portion, if any, of the amount owed and, within five Business Days after the resolution of any dispute by the parties or the Unrelated Accounting Firm relating to the Earnout Objection Notice, Buyer shall pay the Sellers their Pro Rata portion of the remainder owed, if any. Any payment pursuant to this Section 2.5 shall be considered an adjustment to the Purchase Price, and shall be made in immediately available funds. The applicable Pro Rata Portion of the payment shall be delivered to each Seller by wire transfer to the account designated in writing by such Seller to Buyer at least three days prior to such payment. If Buyer has not delivered its calculation of the Earnout Payment for any applicable fiscal year to the Sellers' Representative by January 31 of the following fiscal year, Buyer shall be obligated to pay simple interest on the Earnout Payment at the rate of 8% per annum calculated beginning on February 1 of such following fiscal year and ending on the day Buyer's calculation is delivered.

                  (d) From the Closing Date until January 1, 2006 (or until the payment in full of the Earnout, if earlier), Standard Pacific:

                           (i) shall not, without the prior written consent of the Sellers' Representative, commingle the business of the Company and its Subsidiaries with any other division of Standard Pacific; provided, however, that the Sellers acknowledge and agree that (A) Standard Pacific may in good faith (and not for the intended purpose of avoiding or limiting its obligations with respect to the Earnout Payments under this Section 2.5) elect to consolidate certain management, corporate or administrative functions across two or more divisions, and that if it does so, it will reasonably allocate the overhead cost of such functions across the participating divisions;
         (B) Standard Pacific may restructure the business of the Company and its Subsidiaries into any number of separate entities so long as such restructuring does not result in the commingling of the business of the Company and its Subsidiaries with any other division of Standard Pacific (all references to the Company and its Subsidiaries in this Section 2.5(d) includes the business of the Company and its Subsidiaries restructured as described in this Section 2.5(d)(i)), and
         (C) Standard Pacific will sweep cash out of the Company and its Subsidiaries in the manner that Standard Pacific sweeps cash from Standard Pacific's other divisions (such swept cash to be treated as a non-interest bearing intercompany receivable of the Company and its Subsidiaries in the same manner as Standard Pacific's other divisions);

                           (ii) shall not, without the prior written consent of the Sellers' Representative, burden the Company and its Subsidiaries with debt incurred on behalf of the operations of Standard Pacific, other than the operations of the Company and its Subsidiaries; provided, however, that the Sellers acknowledge and agree that (A) the Company and its Subsidiaries may be guarantors of various obligations of Standard Pacific; (B) general corporate overhead will be allocated to the Company and its Subsidiaries in the same manner as such overhead is allocated to Standard Pacific's other divisions from time to time, provided that such general corporate overhead allocation shall not be less than 1.00% nor greater than 1.30% of the aggregate revenues of the Company and its Subsidiaries; (C) the cost of insurance will be allocated to the Company and its Subsidiaries in the same manner as it is allocated to Standard Pacific's other divisions based on claims history, product type, volume and other relevant factors; and (D) intercompany interest will be charged on qualified assets (as described in SFAS 34 "Capitalization of Interest"), stale inventory, investments in joint ventures and on such other assets as Standard Pacific may charge its other divisions from time to time;

                           (iii) shall provide to the Company an amount of capital reasonably necessary to accomplish the Business Plan; provided, however, that the Sellers acknowledge and agree that the Business Plan may be revised in such a manner so as to result in a reduction in the amount of capital reasonably necessary to accomplish the revised Business Plan either, (A) by the mutual agreement of Standard Pacific and the Sellers' Representative, or (B) by Standard Pacific, acting alone, to reflect then current market conditions and actual operating results of the Company and its Subsidiaries if the Company and its Subsidiaries fail to meet or exceed budgeted Company Pre-Tax Income as set forth in the Business Plan for any particular year, provided that Standard Pacific will consult in good faith with the Sellers' Representative prior to taking any such action and in developing any revised Business Plan; and

                           (iv) shall not, without the prior written consent of the Sellers' Representative, begin any "start-up" home building operations outside of the corporate structure of the Company and its Subsidiaries in any area located in South West Florida (i.e. the counties of Citrus, Hernando, Pasco, Polk, Hillsborough, Pinnellas, Manatee, Sarasota, Charlotte, Lee and Collier), North Carolina or South Carolina; provided however, that Standard Pacific and its Affiliates may acquire additional homebuilding businesses (by purchase of assets or stock, by merger or otherwise) which operate in the foregoing markets; but in such event, Standard Pacific shall not, without the consent of the Sellers' Representative, (A) commingle any assets, liabilities or operations of the acquired businesses with that of the Company and its Subsidiaries, (B) permit any such acquisitions to diminish the capital available to the Company and its Subsidiaries pursuant to subsection (iii) above, or (C) permit any such acquired businesses to use the same trade name as then used by the Company or its Subsidiaries in such overlapping market.

                  (e) In the event of a Change of Control of Standard Pacific, payment of the Earnout Payment for each period that has not been completed shall be accelerated and the discounted amount shall be paid in full to the Sellers, as set forth in this Section 2.5(e), upon consummation of the Change of Control transaction. For purposes of calculating the Earnout Payments to be paid upon a Change in Control, the Earnout Payment for each period which has not been completed on the date of consummation of the Change in Control transaction shall equal 15% of the projected Company Pre-Tax Income for each such period, as set forth in Standard Pacific's then current business plan of the Company and its Subsidiaries for such periods (less any negative amounts carried forward to such periods pursuant to Section 2.5(a)). Such amount shall be discounted to its present value on the date of the consummation of the Change of Control payment based on a discount rate of 8%, and assuming each Earnout Payment for each such period would be made on January 31 of the next succeeding year.

                  (f) In the event that the employment of Roger Gatewood is terminated by Buyer or the Acquired Companies without Cause or by Roger Gatewood for Good Reason (each, as defined in the Employment Agreement of Roger Gatewood attached hereto as Exhibit C-1), the aggregate Earnout Payment to be paid to the Sellers for each period that has not yet been completed as of the date of such termination shall equal (regardless of the actual results of operations of the Company and its Subsidiaries) 15% of the positive budgeted Company Pre-Tax Income for each such period, as set forth in the Business Plan for such period (less any negative amounts carried forward to such period pursuant to Section 2.5(a)). Each such Earnout Payment shall be paid by Buyer to the Sellers not later than January 31 of the year following the period with respect to which such Earnout Payment is due.

                  (g) Neither the Earnout nor any interest therein shall be transferable by any Seller in any manner other than by will or the laws of descent or distribution, provided however, it shall not be a violation of this
Section 2.5(g) if the Gatewood Children Sellers transfer their interests in the Earnout to Roger Gatewood pursuant to the so-called Section 4(1 1/2) exemption or other exemption from federal securities law, provided that the transfer is in compliance with all requirements of such exemption and other applicable securities laws, and written notice of any such transfer is delivered to Standard Pacific no later than December 31, 2002. The Earnout will be payable even if the Employee Sellers are not employed by the Company or its Subsidiaries.

         2.6 Dispute Resolution of Calculations of Purchase Price. If a Net Book Value Objection Notice or an Earnout Objection Notice (each, an "Objection Notice") is given, the Sellers' Representative and Buyer shall consult with each other with respect to the objection. If Buyer and the Sellers' Representative are unable to reach agreement within 15 days after an Objection Notice has been given, any unresolved disputed items shall be promptly referred to KPMG LLP, provided however, if such firm is unavailable or if either of the parties has used the services of KPMG LLP at any time in the six month period prior to the date the Objection Notice is given, then the unresolved items shall be promptly referred to such other nationally recognized accounting firm mutually agreed to by Buyer and the Sellers' Representative (KPMG LLP, or such other firm, the "Unrelated Accounting Firm"). The Unrelated Accounting Firm shall be directed to render a written report on the unresolved disputed issues as promptly as practicable (but in no event later than 45 days following submission of the matter to the Unrelated Accounting Firm) and to resolve only those issues of dispute set forth in the Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties for purposes of determining the amounts owed by the parties hereunder with respect to such dispute. The fees and expenses of the Unrelated Accounting Firm shall be borne equally between the Sellers on the one hand, and Buyer on the other hand; provided, however, that if the Balance Sheet Date Net Book Value or Earnout Payment, as applicable, calculated by one of the parties (the "Differing Party") differs from the final determination of the Unrelated Accounting Firm by more than 20% to the detriment of such Differing Party, then such Differing Party shall be responsible for the payment of all of the fees and expenses of the Unrelated Accounting Firm.

         2.7      Closing.

                  (a) The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614 at 10:00 a.m. (local time) on the second Business Day after the last of the conditions to Closing set forth in Sections 9.2 and 9.3 have been satisfied or waived by the party or parties entitled to waive the same or such other date and time as to which Buyer and the Sellers' Representative may agree in writing (the "Closing Date").

                  (b)      At the Closing:

                           (i) each Seller shall deliver, or cause to be delivered, to Buyer, against payment by Buyer to each Seller of such Seller's Pro Rata Portion of the Closing Payment:

                                 (A) the stock certificate or certificates
                  representing the Shares owned by the Seller set forth on
                  Schedule 2.2(a)(ii), duly endorsed for transfer, or accompanied by duly executed assignments separate from the certificate, and any other documentation reasonably requested by Buyer to transfer the Shares in the stock records of the Company, transferring to Buyer full and exclusive ownership of the Shares, free and clear of all Liens; and

                                 (B) all other documents, certificates and
                  other instruments required to be delivered, or caused to be delivered, by each Seller pursuant hereto.

                           (ii) Buyer shall deliver, or cause to be delivered, to each Seller, against delivery of the certificate or certificates representing the Shares of such Seller (properly endorsed for transfer or accompanied by proper assignments):

                                 (A) the Seller's Pro Rata Portion of the Cash
                  Payment, as set forth in Schedule 2.2(a)(ii);

                                 (B) a stock certificate issued in the name
                  of such Seller representing such Seller's Pro Rata Portion of the Stock Payment, as set forth on Schedule 2.2(a)(ii), and cash in lieu of any fractional shares; and

                                 (C) all of the documents, certificates and
                  other instruments required to be delivered, or caused to be delivered, by Buyer pursuant hereto.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Except as set forth in the disclosure schedule delivered by the Sellers to Buyer at or prior to the execution hereof that is arranged in Sections corresponding to the numbered and lettered Sections contained in this Agreement (the "Sellers' Disclosure Schedule"), the Sellers (other than the Gatewood Children Sellers), jointly and severally, and each of the Gatewood Children Sellers, severally but not jointly, represent and warrant to Standard Pacific and Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

         3.1 Ownership of the Shares. Each Seller is the sole record and beneficial owner of the shares of Company Common Stock set forth next to such Seller's name in Section 3.1 of the Sellers' Disclosure Schedule, free and clear of all Liens. Such shares of Company Common Stock are duly registered in the name of such Seller on the stock register records of the Company. The Sellers have been the only shareholders of the Company since January 1, 2001. Upon delivery to Buyer at the Closing of the certificates representing the Shares, Buyer will own the Shares, free and clear of any Liens, and will receive good and marketable title to the Shares. The stock certificates evidencing the Shares were not issued directly or indirectly in respect of any stock certificates issued in replacement of any lost, damaged, mutilated or destroyed stock certificates evidencing any shares of Capital Stock of the Company or any of its predecessors. The Shares represent all of the issued and outstanding Capital Stock of the Company. The Pro Rata Portion set forth next to each Seller's name in Section 3.1 of the Sellers' Disclosure Schedule represents each Seller's sole interest in the Capital Stock of the Company. Except for the Stockholder Agreement and this Agreement, the Shares are not subject to any voting trust or stockholder agreement or other similar Contract, including any such Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

         3.2 Authorization, Validity, and Effect of Agreements. Each of the Sellers has all requisite power and authority to execute and deliver this Agreement and all agreements and documents contemplated herein (collectively, the "Transaction Documents") to be executed and delivered by such Seller and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Seller and constitutes, and the Transaction Documents to be executed by each Seller (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of each of the Sellers, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity, whether at equity or law.

         3.3 No Brokers. Except as disclosed in Section 3.3 of the Sellers' Disclosure Schedule, no broker, finder or similar agent has been employed by or acted on behalf of, directly or indirectly, any of the Sellers, or any of their Affiliates (including the Acquired Companies) in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. None of the Sellers nor any of their Affiliates (including the Acquired Companies) has entered into any arrangement or other Contract of any kind with any Person, or taken any other actions, which would obligate Standard Pacific, Buyer, the Company or any of their respective Subsidiaries to pay any brokerage commission, finder's fee or any similar compensation in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

         3.4      Investment Purpose.

                  (a) Each Seller (other than the Gatewood Children Sellers) is an "accredited investor," as such term is defined in Regulation D of the Securities Act. Each Seller will acquire the Standard Pacific Securities for its own account and not with a view to a sale or distribution thereof in violation of any securities laws, and has completed, executed and delivered to Buyer an Investor Questionnaire substantially in the form of Exhibit A.

                  (b)      Each Seller acknowledges and agrees:

                           (i) that the offer and sale of the Standard Pacific Securities has not been registered under applicable securities laws, the Standard Pacific Securities will be subject to restrictions on transfer under such securities laws and such Seller will not sell or distribute any of the Standard Pacific Securities in violation of any securities laws;

                           (ii) the Sellers will be contractually prohibited from transferring any of the Standard Pacific Common Stock for a period of one year following the Closing Date in accordance with Section 6.10; and

                           (iii) that such Seller has the present intention of holding the Standard Pacific Securities for investment purposes.

                  (c) Standard Pacific and Buyer acknowledge and agree that nothing in this Section 3.4 is intended to prohibit or limit the Sellers' ability to transfer shares of Standard Pacific Common Stock in compliance with
Section 6.10 of this Agreement and Rule 144 promulgated under the Securities
Act.

         3.5      Access to Information.

                  (a)      Each Seller acknowledges and agrees that:

                           (i) during the course of the negotiation of this Agreement, such Seller reviewed or has been afforded the opportunity to review all information provided to it by Standard Pacific, Buyer and their representatives, and has had the opportunity to ask questions of and receive answers to its satisfaction from representatives of Standard Pacific and Buyer concerning Standard Pacific, Buyer and the Standard Pacific Common Stock, and to obtain certain additional information reasonably requested by such Seller;

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

                           (ii) it has relied solely on the representations of Standard Pacific and Buyer made in Article V of this Agreement and the Transaction Documents and not on any other representations made by or on behalf of Standard Pacific or Buyer; and

                           (iii) either personally or with his or her purchaser representative (as defined in Rule 501(h) promulgated under the Securities Act) such Seller has expertise in evaluating and investing in private placement transactions of securities of companies similar to Standard Pacific and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Standard Pacific Common Stock.

                  (b) The foregoing shall not be deemed to affect the representations and warranties and indemnities made by Standard Pacific and Buyer hereunder. Notwithstanding any "due diligence" investigations made by the Sellers, no information shall be deemed to have been disclosed for purposes of the representations and warranties made in Article V by Standard Pacific and Buyer unless contained in the Disclosure Schedule of Buyer and Standard Pacific.

         3.6      Gatewood Children Trusts.

                  (a) The Roger B. Gatewood Irrevocable Trust for Catherine Gatewood under Declaration of Trust dated May 16, 1988 (the "Catherine Gatewood Trust"), is presently in full force and effect and has not been amended. The Roger B. Gatewood Irrevocable Trust for Elizabeth Gatewood under Declaration of Trust dated May 16, 1988 (the "Elizabeth Gatewood Trust"), is presently in full force and effect and has not been amended. A true, correct and complete copy of each of the Catherine Gatewood Trust and the Elizabeth Gatewood Trust (collectively, the "Trusts") has been previously provided to Standard Pacific.

                  (b) Arthur Gatewood is the duly appointed and presently acting sole Trustee of each of the Trusts. Arthur Gatewood, as Trustee, is qualified and has the power to act and is properly exercising his powers under each of the Trusts in connection with the following matters: (i) the sale of the Shares owned by each of the Trusts to Buyer as contemplated by this Agreement (all pursuant to the general power of the Trustee to sell property held in each of the Trusts); and (ii) the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

                  (c) Neither of the Trusts has been revoked, modified, or amended in any manner, and neither Trust will be revoked modified or amended in any manner on or prior to the Closing Date.

                  (d) This Agreement has been duly executed and delivered by Arthur Gatewood, as sole trustee of each of the Trusts.

                  (e) The sale of the Shares pursuant to the terms of this Agreement, the compliance by the Trustee, on behalf of each of the Trusts, with the other provisions of this Agreement and the other Transaction Documents and the consummation of the other transactions contemplated by this Agreement and the other Transaction Documents do not conflict with, result in a breach or violation of any terms and provisions of or constitute a default under either

Trust or any indenture, mortgage, deed of trust, lease, agreement, instrument or other Contract to which either Trust is a party or by which either Trust or any of its property is bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator having jurisdiction over either Trust.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                     AS TO THE COMPANY AND ITS SUBSIDIARIES

         Except as set forth in the Sellers' Disclosure Schedule, the Sellers (other than the Gatewood Children Sellers), jointly and severally, and each of the Gatewood Children Sellers, severally, but not jointly, represent and warrant to Standard Pacific and Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

         4.1 Existence; Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Florida. The Company is not, and is not required to be, licensed or qualified to do business as a foreign corporation under the laws of any other state of the United States. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted. The copies of the Company's articles of incorporation and by-laws previously delivered to or made available to Buyer are true, correct and complete.

         4.2      Capitalization.

                  (a) The authorized Capital Stock of the Company consists of, and at all times since inception has consisted solely of 20,000,000 shares of Company Common Stock. There are 7,040.1471 shares of Company Common Stock issued and outstanding. Except for the Shares, there are no outstanding shares of Company Common Stock or other Capital Stock, or securities or other interests exercisable or exchangeable for or convertible into Capital Stock.

                  (b) All issued and outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable, and none of such Capital Stock has been issued in violation of or is subject to any option, call, right of first refusal, preemptive, subscription or similar right. Except as set forth in Section 4.3(d) of the Sellers' Disclosure Schedule, there are no, and there have never been any, options, warrants, calls, subscriptions, convertible securities, convertible debt or other rights or other Contracts which obligate the Company to issue, or the Company or any of the Sellers to transfer or sell, any Capital Stock of the Company or any securities exercisable or exchangeable for, or convertible into, such Capital Stock.

         4.3      Acquired Companies and Other Interests.

                  (a) Section 4.3(a) of the Sellers' Disclosure Schedule sets forth a list of all of the Company's directly and indirectly owned Subsidiaries together with (i) the jurisdiction of organization, (ii) for each Acquired Company, (A) that is a corporation, the amount of its authorized Capital Stock, the amount of its outstanding Capital Stock and the record and beneficial owners of its outstanding Capital Stock, and (B) that is a limited liability company, the names and interests of the members thereof. Except as set forth in Section 4.3(a) of the Sellers'

Disclosure Schedule, the Company owns directly or indirectly all of the outstanding Capital Stock of each of the other Acquired Companies, and such interests are held free and clear of all Liens. Except for the Persons listed in
Section 4.3(a) of the Sellers' Disclosure Schedule, the Company does not hold and has never held directly or indirectly any Capital Stock of any other Person.

                  (b) Each of the Acquired Companies is a corporation duly incorporated, or a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Acquired Companies is duly licensed or qualified to do business and is in good standing under the laws of each other state in the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not have a Material Adverse Effect on such Acquired Company. Each of the Acquired Companies has all requisite power and authority to own, operate and lease its properties and assets and carry on its business as now conducted. The copies of the articles of incorporation and by-laws or other governing documents of the Acquired Companies previously delivered to or made available to Buyer are true, correct and complete.

                  (c) All of the outstanding Capital Stock of each Acquired Company is duly authorized, validly issued, fully paid and nonassessable, and none of such Capital Stock has been issued in violation of or is subject to any option, call, right of first refusal, preemptive, subscription or similar right. The outstanding Capital Stock of each of the Acquired Companies has been issued in compliance with all applicable securities laws.

                  (d) Except as set forth in Section 4.3(d) of the Sellers' Disclosure Schedule, there are no, and there have never been any, options, warrants, calls, subscriptions, convertible securities, convertible debt or other rights or other Contracts which obligate any Acquired Company to issue, transfer or sell any Capital Stock of such Acquired Company or any securities exercisable or exchangeable for, or convertible into, such Capital Stock.

                  (e) None of the Acquired Companies has, and none of the Acquired Companies has ever had, any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with its shareholders or members on any matter and there are no, and have never been any, equity equivalent interests in the ownership or earnings of any of the Acquired Companies. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Capital Stock of the Acquired Companies or to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

                  (f) None of the Acquired Companies is in default or breach (and no event has occurred which with notice or lapse of time or both, would constitute a breach or default) of any terms or provision of its articles of incorporation or by-laws (or other similar constituent documents).

         4.4      Material Contracts; No Violation.

                  (a) Except as set forth in Section 4.4(a) of the Sellers' Disclosure Schedule, none of the Acquired Companies is a party to nor are any of their respective assets or businesses bound by any:

                           (i) real property purchase, sale or option Contract, other than Contracts for sales of completed homes to individual homebuyers in the ordinary course of business;

                           (ii) Contract with any Governmental Entity, including development agreements, that have aggregate future Liability or anticipated receipts in excess of $250,000 (other than Contracts for the payment of impact fees pursuant to impact fee schedules);

                           (iii) performance bond in an amount in excess of $250,000;

                           (iv) Contract relating to community development districts;

                           (v) Contract not entered into in the ordinary course of business;

                           (vi) employment Contract (including any severance pay or change in control agreement);

                           (vii) employee collective bargaining agreement or other Contract with any labor union;

                           (viii) covenant not to compete or other Contract restricting the conduct of business of any of the Acquired Companies;

                           (ix) Contract with any Seller or any Affiliate of any Seller or any current or former officer or director thereof or any immediate family member of any of the foregoing;

                           (x) any Contract with any former shareholder, or any current or former officer, director or employee of any Acquired Company (other than advances to employees not in excess of $10,000 and employment Contracts covered by clause (vi) above), or any immediate family member of any of the foregoing;

                           (xi) lease, sublease or similar Contract with any Person under which (A) any Acquired Company is a lessor or sublessor of, or makes available for use to any Person (other than the Acquired Companies), (1) any real property of the Acquired Companies, or (2) any portion of any premises otherwise occupied by any Acquired Company, or
         (B) any Acquired Company is a lessee or sublessee of, or holds or uses any real property owned by any other Person (other than the Acquired Companies);

                           (xii) lease, sublease or similar Contract with any Person under which (A) any Acquired Company is a lessee or sublessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person (other than the Acquired Companies and except personal property leases and installment and conditional sales agreements having annual payments of less than $100,000), or (B) any Acquired Company is a lessor or sublessor of, or makes available for use by any Person (other than the Acquired Companies), any tangible personal property owned or leased by any Acquired Company, in any such case which has a future Liability or receivable, as the case may be, in excess of $100,000;

                           (xiii) Contract (A) for the future purchase of materials, supplies or equipment for the construction of homes (1) with a future Liability in excess of $1,000,000, or (2) which obligates any Acquired Company to use the services of the supplier of such materials, supplies or equipment for future projects that have not yet been bid, or (B) with a subcontractor with a Liability in excess of $1,000,000;

                           (xiv) management, consulting, financial advisory or other similar type of Contract with Liability in excess of $25,000 (other than Contracts for architectural, geotechnical, land planners, design and engineering and other similar services, in each case relating to a single project);

                           (xv) license, option or other Contract relating in whole or in part to the Intellectual Property set forth in Section 4.16 of the Sellers' Disclosure Schedule;

                           (xvi) Contract under which any Acquired Company has borrowed any money from, or issued any note, bond, debenture or other evidence of Debt or reimbursement obligation to, any Person or any other note, bond, debenture or other evidence of Debt issued to any Person, in any such case which individually is in excess of $50,000;

                           (xvii) Contract (including so-called take-or-pay or keep-well agreements) under which (A) any Person has directly or indirectly guaranteed Debt or other obligations of any Acquired Company, or (B) any Acquired Company has directly or indirectly guaranteed or directly or indirectly assumed Debt or other obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which individually is in excess of $50,000;

                           (xviii) Contract under which any Acquired Company has, directly or indirectly, made any advance, loan or extension of credit, in any such case which individually is in excess of $50,000;

                           (xix) Contract which contemplates the granting of a security interest in any property of any Acquired Company, which security interest (A) secures any Debt for borrowed money in excess of $50,000, (B) secures any obligation in excess of $50,000 to pay the deferred purchase price of stock or assets acquired by any Acquired Company, or (C) secures any obligation of, or is held by, any Seller or any Affiliate of any Seller;

                           (xx) Contract providing for indemnification of any Person with respect to Liabilities relating to any current or former business of any Acquired Company or any of their respective Affiliates or any predecessor of such Persons;

                           (xxi) power of attorney (other than powers of attorney entered into in the ordinary course of business);

                           (xxii) tax sharing or tax allocation agreement;

                           (xxiii)joint venture or partnership agreement or similar Contract; or

                           (xxiv) any other Contract that is material to the Acquired Companies, taken as a whole, not otherwise listed in Section 4.4(a) of the Sellers' Disclosure Schedule.

                  (b) Section 4.4(b) of the Sellers' Disclosure Schedule sets forth a list of each Contract between (i) any of the Sellers, the Excluded Company or their respective Affiliates (other than the Acquired Companies) on the one hand, and (ii) any officer, director or employee of the Acquired Companies on the other hand.

                  (c) Except as set forth in Section 4.4(c) of the Sellers' Disclosure Schedule, (i) all Contracts listed in Section 4.4(a) to the Sellers' Disclosure (collectively, the "Material Contracts") are valid, binding and in full force and effect and are enforceable by the Company, or the other Acquired Company party to the Contract, in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws relating to creditors' rights and general principles of equity, whether at equity or at law, (ii) each Seller and the Acquired Companies have performed all material obligations required to be performed by them to date under the Material Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, and (iii) to the knowledge of the Sellers and the Acquired Companies, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. A copy of each Material Contract has been made available to Buyer, and such copies are true, complete and correct.

                  (d) Neither the execution and delivery by the Sellers of this Agreement and the other Transaction Documents, nor the consummation by Sellers of the transactions contemplated herein or therein in accordance with the terms hereof or thereof, will violate, or conflict with, or result in a breach of any provision of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a breach or default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the triggering of any payment obligations under, or result in the creation of any Lien upon any of the material properties of any Seller (including the Shares), the Company or any Subsidiary of the Company, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any Material Contract.

                  (e) Except as set forth on Section 4.4(e) of the Sellers' Disclosure Schedule, no notice to or consent or approval of any party to a Material Contract is required in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

                  (f) The Sellers have provided Buyer with true, complete and accurate copies of the standard form home sales contracts and master subcontractor contracts currently used by the Acquired Companies. The foregoing standard form contracts are generally used by the Acquired Companies in the ordinary course of their respective businesses to sell homes and secure subcontractor services. There have not been any material deviations from such standard form contracts, and none of the Acquired Companies, nor any of their respective salespersons, employees and agents is authorized to make such deviations.

         4.5      Financial Statements; No Undisclosed Liabilities; Projections.

                  (a) Section 4.5(a) of the Sellers' Disclosure Schedule sets forth true and complete copies of the consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations, retained earnings and cash flows for the Company and its Subsidiaries for the years ended December 31, 2000 and 2001, in each case audited by the independent public accountants of the Company whose reports are attached thereto (the "Annual Statements") and the balance sheets and related statements of operations for the six month period ended June 30, 2001 and 2002 and any financial statements delivered pursuant to Section 6.2(c) (collectively, the "Interim Statements" and, together with the Annual Statements, the "Financial Statements"). The December 31, 2001 balance sheet is referred to herein as the "2001 Balance Sheet."

                  (b) Each of the Financial Statements (i) has been prepared based on the books and records of the Company and its Subsidiaries in accordance with GAAP, subject in the case of the Interim Statements to normal, recurring year-end adjustments (which will not, individually or in the aggregate be material), and the Company's normal accounting practices, consistent with past practice and with each other, and present fairly the consolidated financial condition, consolidated results of operations and consolidated statements of cash flow of the Company and its Subsidiaries as of the dates or for the periods indicated; (ii) contains and reflects all necessary adjustments, accruals, provisions and allowances for a fair presentation of the financial condition and the results of operations of the Company and its Subsidiaries for the periods covered by the Financial Statements, subject in the case of the Interim Statements to normal, recurring year-end adjustments (which will not, individually or in the aggregate be material); and (iii) contain and reflect adequate reserves for all reasonably anticipated losses and costs and expenses. No financial statements of any Person other than the Company and its Subsidiaries are required by GAAP to be included in the Financial Statements. The Financial Statements do not contain any material items of a special or nonrecurring nature, except as expressly stated therein.

                  (c) Except as set forth in Section 4.5(c) of the Sellers' Disclosure Schedule, there are no Liabilities of the Company and its Subsidiaries other than: (i) Liabilities accrued on the 2001 Balance Sheet; (ii) Liabilities specifically disclosed and identified as such in the schedules of this Agreement; and (iii) Liabilities incurred since the date of the 2001 Balance Sheet that have been incurred in the ordinary course of business of the Company and its Subsidiaries and that do not, and will not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies.

                  (d) The Debt as disclosed in Section 4.5(d) of the Sellers' Disclosure Schedule represents all of the Debt of the Acquired Companies that will be outstanding as of the Closing

Date. None of the Acquired Companies has any Liabilities to any Seller or any of their respective Affiliates (including the Excluded Company) other than obligations arising under Contracts disclosed in Section 4.4(a)(ix) of the Sellers' Disclosure Schedule.

                  (e) The business plan of the Acquired Companies (covering actual and projected financial results, as applicable, for calendar years 2001 through 2005) provided by the Sellers to Buyer (the "Business Plan"), is a true, accurate and complete copy of the five-year business plan for the Acquired Companies. The Business Plan was prepared consistent with the accounting principles and practices used in preparing the Financial Statements and prior business plans (if any). The Business Plan was prepared in good faith and using reasonable assumptions based on the knowledge of the Sellers and the Acquired Companies at the time of preparation. Nothing has come to the attention of any of the Sellers or the Acquired Companies that would cause such assumptions or the projections to differ materially. It as acknowledged by Buyer and Standard Pacific that actual results may differ materially from the projections.

         4.6      No Violations; Consents.

                  (a) The execution and delivery by the Sellers of this Agreement, and the other Transaction Documents and the consummation of the transactions contemplated herein or therein in accordance with the terms hereof or thereof will not:

                           (i) conflict with or result in a breach of any provisions of the articles of incorporation or by-laws (or other similar constituent documents) of any of the Acquired Companies; or

                           (ii) violate any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to any of the Sellers or the Acquired Companies, or their respective properties or assets.

                  (b) No consent, approval or authorization of, or declaration, filing, notice or registration with, any Governmental Entity or any other Person is required to be made by or with respect to any Seller or the Acquired Companies in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, or conduct by the Acquired Companies of their respective businesses following the Closing as conducted on the date hereof, other than those that may be required solely by reason of Buyer's participation in the transactions contemplated hereby.

         4.7      Compliance; Permits; Litigation.

                  (a) Each of the Acquired Companies is and at all times has been in material compliance with, all laws, ordinances, governmental rules and regulations to which they or any of their respective properties or assets is subject and all non-governmental restrictions as to property or asset use. None of the Acquired Companies is party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business.

                  (b) Each of the Acquired Companies has obtained all licenses, permits, easements, variances, exemptions, consents, certificates, orders, approvals and other authorizations (collectively, the "Company Permits") and have taken all actions required by applicable law or regulations of any Governmental Entity in connection with its respective business as now conducted (or to the extent such actions are currently required, in connection with the business reasonably anticipated to be conducted over the next six months), except where the failure to obtain any such Company Permit or to take any such action, individually or in the aggregate, does not and would not reasonably be expected to have a Material Adverse Effect on the Acquired Companies. Each Acquired Company is in material compliance with the terms of the Company Permits. Section 4.7(b) of the Sellers' Disclosure Schedule sets forth a list of the material Company Permits (other than permits relating to individual homes). No material Company Permit will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

                  (c) Section 4.7(c) of the Sellers' Disclosure Schedule sets forth a list and description of all pending or, to the knowledge of the Sellers and the Acquired Companies threatened, lawsuits, arbitrations, proceedings, investigations or other claims against the Acquired Companies or any of their respective properties, assets, operations or businesses. To the knowledge of the Sellers and the Acquired Companies, no event has occurred or circumstance exists that may give rise to or serve as the basis for the commencement of any such lawsuit, arbitration, proceeding, investigation or other claim.

                  (d) Except as set forth in Section 4.7(d) of the Sellers' Disclosure Schedule, there is no lawsuit, arbitration, proceedings, investigations or other claim by any Acquired Company pending against any other Person.

         4.8 Absence of Certain Changes. Except as disclosed in Section 4.8 of the Sellers' Disclosure Schedule, since December 31, 2001 each Acquired Company has conducted its business only in the ordinary course of such business consistent with past practice and there has not been:

                           (i) any event or events which, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on the Acquired Companies;

                           (ii) any declaration, setting aside or payment of any dividend (other than the Corporate Dividend and cash distributions in the amount of $3,390,000 which were necessary to fund Tax Liabilities of the Sellers as a result of ownership of the Shares) or other distribution with respect to the Capital Stock of any Acquired Company or any redemption or repurchase of any such Capital Stock, or any other payment of any kind to any Seller or any Affiliate of any Seller (other than to other Acquired Companies), except for payments of salary and bonus to the Employee Sellers in the ordinary course of business consistent with past practice in their capacity as employees of the Acquired Companies;

                           (iii)  any material change in the accounting
         principles, practices or methods of any Acquired Company;

                           (iv)   any increase in the salaries or other
         compensation payable to any officer, director or employee of any Acquired Company (except for normal increases for employees in the ordinary course of business consistent with past practice) or any increase in, or addition to, other benefits to which such officer, director or employee may be entitled (except as required by the terms of plans as in effect on the date of this Agreement and which are listed on Section 4.10(a) of the Sellers' Disclosure Schedule or as required by law);

                           (v) any incurrence or assumption by any Acquired Company of Debt, other than borrowings prior to the date of this Agreement incurred in the ordinary course of business and consistent with past practice under the Credit Agreement, and related guarantees, with total outstanding amounts as of the date of this Agreement of not more than $46,500,000;

                           (vi) any material adverse change, or to the knowledge of the Sellers and the Acquired Companies any threat of a material adverse change, in the relations of any Acquired Company with, or any loss or threat of loss, of any of the important suppliers or customers or key employees of the Acquired Companies;

                           (vii) any termination, cancellation, amendment or waiver of any material Contract or other right material to any Acquired Company; or

                           (viii) any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, assets, business or prospects, or any deterioration in the operating condition or other impairment in the value of the assets of any Acquired Company which would, individually or in the aggregate, be material to the Acquired Companies.

         4.9      Taxes.

                  (a) All Tax Returns that were required to be filed with respect to any of the Acquired Companies have been accurately prepared and timely filed. All such Tax Returns are true, correct, and complete in all material respects and such Tax Returns contain all disclosures and other items required to avoid additional Taxes or other adverse Tax consequences. The Acquired Companies have at all times complied with applicable laws pertaining to Taxes, including, without limitation, all applicable laws relating to record retention.

                  (b) Each of the Acquired Companies has timely paid all Taxes that have become due or payable (without regard to whether or not such Taxes are shown on any Tax Return) and has adequately provided in the Financial Statements (in accordance with GAAP) for all Taxes that have accrued but are not yet due or payable.

                  (c) No claim has been made by any taxing authority in any jurisdiction where any Acquired Company does not file Tax Returns that such Acquired Company is or may be

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

subject to Tax by that jurisdiction. No extensions or waivers of statutes of limitations with respect to any Tax Returns have been given by or requested from any Acquired Company.

                  (d) No Acquired Company is a party to any action, proceeding or audit relating to Taxes by any taxing authority for which any Acquired Company or Buyer could be held liable, there is no pending and, to the knowledge of the Sellers, the Company and its Subsidiaries, threatened, action, proceeding or audit by any taxing authority. All deficiencies asserted or assessments made against any Acquired Company as a result of any examinations by any taxing authority have been fully paid. No issue has been raised in any such examination, audit, or other proceeding which by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency in Taxes of any other Acquired Company or for the Acquired Companies for any other period.

                  (e) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Acquired Companies. None of the assets of the Acquired Companies (i) is property that is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code; (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; or (iii) is "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

                  (f) No Acquired Company is a party to or bound by any closing agreement, offer in compromise, or other agreement with any taxing authority that could affect Taxes for which the Acquired Companies or Buyer may be liable.

                  (g) No Acquired Company has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes.

                  (h) No Acquired Company is a party to any plan or other Contract that has resulted or would result, separately or in the aggregate, in connection with this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (i) Section 4.9(i) of the Sellers' Disclosure Schedule sets forth (i) all foreign jurisdictions in which any Acquired Company is subject to Tax, is engaged in business or has a permanent establishment, and
(ii) all elections pursuant to Treas. Reg. Section 301.7701-3 that have been made by business entities in which any Acquired Company owns an equity interest.

                  (j) No Acquired Company has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

                  (k) No Acquired Company has filed a consent under Section 341 of the Code.

                  (l) Each Acquired Company, other than Westfield Home Mortgage LLC, filed a timely and complete election to be taxed as an "S" corporation pursuant to Sections 1361, et seq., of the Code commencing with its first taxable year. At all times since such date, and through the Closing Date, each Acquired Company, other than Westfield Home Mortgage LLC, has continued to qualify as an "S" corporation for federal and state income tax purposes. No

Acquired Company has ever been a "C" corporation and has never engaged in the acquisition of any assets from a "C" corporation in a carryover basis transaction. No Acquired Company has paid compensation to any shareholder which may be deemed to be "excessive" compensation for income tax purposes. The Shareholder Agreements were not entered into by the relevant parties to such agreements for the purpose of circumventing the one class of stock requirement of an "S" corporation. Since the date of the election by the Company to be taxed as an "S" corporation, all shareholders of the Company have been valid "S" corporation shareholders as described in Section 1361 of the Code.

         4.10     Certain Employee Plans.

                  (a) (i) Each Company Benefit Plan complies, and has been administered, in all material respects in accordance with its governing documents and all applicable requirements of law, and (ii) no "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or termination has occurred with respect to any Company Benefit Plan which under either circumstance presents a risk of material Liability by the Acquired Companies to any Governmental Entity or other Person, including a Company Benefit Plan. The Company Benefit Plans are listed on Section 4.10(a) of the Sellers' Disclosure Schedule and copies or descriptions of all material Company Benefit Plans have previously been provided to Buyer. There has also been furnished to Buyer, with respect to each Company Benefit Plan required to file such report and description, the most recent three annual Form 5500 filings, including attachments, and the summary plan description.

                  (b)      Each Company Benefit Plan intended to qualify under
Section 401(a) of the Code is so qualified and a determination letter has been issued by the IRS with respect to the qualification of such Company Benefit Plan and no circumstances exist which would adversely affect such qualification. A copy of each determination letter referred to in the preceding sentence has previously been furnished to Buyer. As to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code, there has been no termination or partial termination of the Company Benefit Plan within the meaning of Section 411(d)(3) of the Code. There is no trust funding a Company Benefit Plan which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code. No Company Benefit Plan is subject to Title IV of ERISA or is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code.

                  (c) Except as required by applicable law or as set forth on Section 4.10(c) of the Sellers' Disclosure Schedule, none of the Acquired Companies provides any health, welfare or life insurance benefits to any of its former or retired employees.

                  (d)      (i)    Each Acquired Company has in all material
         aspects performed all obligations, whether arising by operation of law or by Contract, required to be performed by it in connection with the Company Benefit Plans;

                           (ii) there have been no defaults or violations by any other party to the Company Benefit Plans; and

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

                           (iii) there are no actions, suits, or claims pending (other than routine claims for benefits) or threatened against, or with respect to, any of the Company Benefit Plans or their assets, which under any of the circumstances present a risk of material Liability to any Acquired Company to any Governmental Entity or other Person, including a Company Benefit Plan. There is no matter pending (other than routine qualification determination filings) with respect to any of the Company Benefit Plans before any Governmental Entity. All contributions required to be made to the Company Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made.

                  (e) No act, omission or transaction has occurred which would result in imposition on any Acquired Company of (i) breach of fiduciary duty liability damages under Sectiwon 409 of ERISA, (ii) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, or
(iii) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code. With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not listed on Section 4.10(a) of the Sellers' Disclosure Schedule but which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the Closing Date, by any corporation, trade, business, or other Person under common control with any of the Acquired Companies, within the meaning of Section 414(b), (c),
(m) or (o) of the Code or Section 4001 of ERISA, (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no Liability to the Pension Benefit Guaranty Corporation has been incurred by any such Person, which Liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

                  (f) Except as disclosed in Section 4.10(f) of the Sellers' Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (i) require any Acquired Company to make a larger contribution to, or pay greater benefits or provide other rights under, any Contract or Company Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (ii) create or give rise to any additional vested rights or service credits under any Contract or Company Benefit Plan. Except as otherwise set forth on Section 4.10(f) of the Sellers' Disclosure Schedule, no Acquired Company is a party to any Contract, nor has any Acquired Company established any other policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for any Acquired Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

                  (g) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made under any Company Benefit Plan, agreement or under any other Contract that would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

                  (h) Each employee has been correctly classified for purposes of each Company Benefit Plan as an eligible or ineligible employee and any retroactive re-classification will not affect any employee's benefit under any Company Benefit Plan.

         4.11     Labor Matters.

                  (a) No Acquired Company is a party to, or bound by, any collective bargaining agreement or Contract with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Sellers and the Acquired Companies, threatened against any Acquired Company or relating to its business. To the knowledge of the Sellers and the Acquired Companies, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of any Acquired Company. There are no controversies pending or, to the knowledge of the Sellers and the Acquired Companies, threatened between any Acquired Company and any of its employees, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Companies. None of the Sellers, nor the Acquired Companies has received notice of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Acquired Companies.

                  (b) Section 4.11(b)(i) of the Sellers' Disclosure Schedule sets forth a complete and accurate list of all employees of the Acquired Companies, including, the Person employing such employee, and whether or not such employee is exempt or non-exempt. Section 4.11(b)(ii) of the Sellers' Disclosure Schedule sets forth a complete and accurate list of all independent contractors of the Acquired Companies that work at any office of the Acquired Companies (other than construction sites), including the Acquired Entity retaining such independent contractor.

                  (c) Except for agreements with Paychex listed on Section 4.11(c) of the Sellers' Disclosure Schedule, to the knowledge of the Acquired Companies and the Sellers, no employee or director of any Acquired Company is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect
(i) the performance of his or her duties as an employee or director of such Acquired Company, or (ii) the ability of any Acquired Company to conduct its business, including any such Contract with any Seller or their Affiliates (other than the Acquired Companies). No key employee of any Acquired Company has threatened to terminate his or her employment with such Acquired Company, as a result of the transaction contemplated hereby or otherwise.

                  (d) Each Acquired Company has in place all material employee policies required by applicable law, and there have been no material violations of any such employee policies. No charges have been filed claiming employment discrimination or unfair labor practices against or involving any Acquired Company or against Paychex by any employee or former employee of the Acquired Companies, and to the knowledge of the Sellers and the Acquired Companies, no such charges are threatened. To the knowledge of the Sellers and the Acquired Companies, Paychex has at all times been in material compliance with all laws, ordinances, governmental rules and regulations to which it is subject in connection with the employment and leasing of the employees of the Acquired Companies.

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

         4.12 Environmental Matters. The Sellers have made available to Buyer all environmental assessments and reports relating to environmental conditions with respect to all real property owned, leased or under Contract to purchase by the Subject Companies which are in the possession of any Seller, or the Subject Companies or any of their agents. Except as set forth on Section
4.12 of the Sellers' Disclosure Schedule:

                           (i) each Subject Company has been and currently is in material compliance with all applicable Environmental Laws;

                           (ii) with regard to the properties currently or formerly owned or operated by any of the Subject Companies (including soils, groundwater, surface water, buildings, or other structures), during the period of ownership or operation by such Subject Company, or any Affiliate of any Seller or any of the Subject Companies there was and has been no Release of any Hazardous Materials, in any amount or concentration (x) that could threaten human health or welfare, (y) that exceeds any applicable standard promulgated, enacted, or issued by any Governmental Entity, or (z) that could result in any Liability under the Environmental Laws;

                           (iii) with regard to the properties currently or formerly owned or operated by any of the Subject Companies (including soils, groundwater, surface water, buildings, or other structures), prior to the period of ownership or operation by the Subject Company, or any Affiliate of any Seller or any of the Subject Companies, to the knowledge of the Sellers and the Subject Companies, there was no Release of any Hazardous Materials, in any amount or concentration (x) that could threaten human health or welfare, (y) that exceeds any applicable standard promulgated, enacted or issued by any Governmental Entity, or (z) that could result in any Liability under the Environmental Laws;

                           (iv) no Subject Company has disposed or arranged to dispose of any Hazardous Materials on any third party property which could result in any Liability under the Environmental Laws;

                           (v) none of the Subject Companies or the Sellers has received any notices, demand letters, complaints, claims or requests for information from any Governmental Entity or any other Person indicating that a Subject Company may be in violation of, or liable under, any Environmental Law;

                           (vi) none of the Subject Companies or their respective properties are subject to any order or decree of any Governmental Entity or any Contract with any Government Entity arising under any Environmental Law, or is a party to any indemnity or other Contract with any third party which could result in any Liability under any Environmental Law;

                           (vii) to the knowledge of the Sellers and the Subject Companies, there are no circumstances, conditions, or activities involving any Subject Company that could result in any Liability under any Environmental Law or in any restriction pursuant to any

         Environmental Law on the ownership, use, or transfer of any property now owned by the Subject Companies;

                           (viii) to the knowledge of Sellers and the Subject Companies, no properties currently owned by any Subject Company contain any underground storage tank, asbestos containing material, lead based products (including paint), or polychlorinated biphenyls; and

                           (ix) none of the properties currently owned or operated by the Subject Companies are subject to any Liens imposed by any Governmental Entity in connection with the presence on or off such property of any Hazardous Materials.

         4.13     Related Party Transactions.  Except as set forth in Section
4.13 of the Sellers' Disclosure Schedule, none of the Sellers, any Excluded Company, any officer or director of the Subject Companies, or any Affiliate or any immediate family member of any of the foregoing Persons:

                           (i) has, or at any time since the first day of the next to last completed fiscal year of the Company has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the businesses of the Acquired Companies;

                           (ii) is, or at any time since the first day of the next to last completed fiscal year of the Company has owned (of record or as a beneficial owner), an equity interest or any other financial or profit interest in, a Person that has (A) had business dealings or a material financial interest in any transaction with any Acquired Company, or (B) engaged in competition with any Acquired Company with respect to any line of the products or services of any Acquired Company (a "Competing Business") in any market presently served by any Acquired Company, except for ownership (of record or as a beneficial owner) of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any national or foreign stock exchange, the Nasdaq Stock Market or the over-the-counter market; or

                           (iii) is a party to any Contract with, or has any claim or right against, any Acquired Company.

         4.14     Restrictions on Business Activities.

                  (a) There is no judgment, injunction, order, decree, statute, ordinance, rule, regulation, moratorium, or other action by a Governmental Entity, pending before a Governmental Entity or, to the knowledge of the Sellers and the Acquired Companies, being considered by a Governmental Entity, which has or would have the effect of restricting the conduct of business of any of the Acquired Companies.

                  (b) None of the Sellers, the Acquired Companies, any Affiliate of the Sellers, nor any director, officer, agent, employee, consultant or contractor of any of such Persons, has directly or indirectly: (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services that is illegal or violates any policy of the Acquired Companies, including any policy established by Paychex applicable to the employees of the Acquired Companies as set forth in the Employee Manual of the Acquired Companies (A) to obtain favorable treatment in securing business,
(B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of any Subject Company or any Affiliate of the Subject Companies, or (D) in violation of any applicable law; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

         4.15     Real Property.

                  (a) Section 4.15(a) of the Sellers' Disclosure Schedule lists all real property owned or leased by any of the Acquired Companies, the locations of real property leased by any of the Acquired Companies, and all real property that the Acquired Companies have the right or obligation to purchase. Each of the Acquired Companies has good, marketable and indefeasible title in fee simple, or as to optioned property or property subject to a purchase contract, has the right to acquire good, marketable and indefeasible title in fee simple (or as to leased property, has good and valid title to the leasehold estate), to the real property purported to be owned, optioned, under contract or leased by it in Section 4.15(a) of the Sellers' Disclosure Schedule, free and clear of all Liens, except Liens for Taxes and assessments not yet due and payable, Liens relating to the indebtedness described in Section 4.5(d) of the Sellers' Disclosure Schedule, and such Liens or other imperfections of title as do not or will not, individually or in the aggregate, materially interfere with the present use or intended use by the Acquired Company or materially affect the value or marketability of the property affected thereby.

                  (b) None of the Acquired Companies has been given, nor have any of them received, any notice that a breach or an event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by any of the Acquired Companies, or, to the knowledge of the Sellers and the Acquired Companies, any other Person, with respect to any covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, or other Contracts granting, constituting or evidencing a conveyance by or to any of the Acquired Companies of title to or an interest in or otherwise affecting the real property or the ownership thereof which, individually or in the aggregate, is material to the ownership, use or development of such parcel of real property by the Acquired Companies. No condemnation, eminent domain, or similar proceeding exists, is pending, or to the knowledge of the Sellers and the Acquired Companies is threatened, with respect to, or that could affect, any real property owned, leased, optioned, or under contract by the Acquired Companies. No developer-related charges or assessments by proffers to any Government Entity or any other Person for public improvements or otherwise made against any of the real property that is developed by the Acquired Companies are unpaid or incomplete (other than those reflected on the Interim Financial Statements or incurred since the date of such statements in the ordinary course of business consistent with past practices, and other than standard development agreements such as impact fee and water and sewer connection fee agreements paid on a per unit basis at the time of applying for a building permit or certificate of occupancy), except for charges or assessments that would not, individually or in the aggregate, materially interfere with the present use or intended use by the

Acquired Company or materially affect the value or marketability of the property affected thereby.

                  (c) Except to the extent that any of the following matters would not have a material adverse effect on any Project considered individually, or all of the Projects considered in the aggregate: (i) the real property of the Acquired Companies to be used for homebuilding and any improvements located thereon conform in all respects to the appropriate Governmental Entity's standards; (ii) there is no impediment to the development of (or to approval for the development of) undeveloped real property in the manner in which the Company currently anticipates building thereon, nor are there any moratoriums on such development; (iii) the developed real property of the Acquired Companies has access to streets, and is serviced, in all respects, by all utilities, water and other services, as is necessary to construct homes on such property, and such utilities, water and other services are adequate for the current and intended use of such property; and (iv) the undeveloped real property of the Acquired Companies has access to streets, and such real property is serviced, in all respects, by all utilities, water and other services, as is necessary for the development thereof or such utilities, water and other services are or will, upon completion of agreements currently in effect with respect thereto, be available, in all respects, to such property.

                  (d) There are no material encroachments on the real property owned, leased, under contract or optioned by the Acquired Companies, nor any material encroachments by improvements on such real property onto any easements or any adjoining property or which would otherwise conflict with the property rights of any other Person.

                  (e) Except as set forth in Section 4.15(e) of the Sellers' Disclosure Schedule:

                           (i) No Acquired Company has developed, constructed or otherwise participated and does not currently have a Contract to purchase to develop, construct or otherwise participate in any real estate projects other than the projects identified in Section 4.15(a) or (e) of the Sellers' Disclosure Schedule (collectively, the "Projects"). Section 4.15(e) of the Sellers' Disclosure Schedule includes as of the most recent practicable date the total number of units developed and under development, and the total units remaining unsold.

                           (ii) All work performed by the Acquired Companies or by subcontractors on behalf of the Acquired Companies on or in any of the properties involved in the Projects has been or shall be performed in substantial accordance with the plans and specifications approved by all Governmental Entities (including VA and FHA, as applicable), in compliance with all applicable laws, ordinances, and regulations, and in a good and workmanlike manner, free from any defect or Lien, other than inchoate mechanics' liens for amounts not yet due. Each property involved in the Projects complies in all material respects with all laws, including, without limitation, applicable zoning, land use, subdivision, parking, traffic and fire safety laws and building codes, and none of the Acquired Companies has received any notice from any Governmental Entity as to any violation of any law. The Acquired Companies have complied with all such laws in all material respects.

                           (iii) All approvals, consents, licenses, permits, waivers or other authorizations of any Governmental Entity necessary or appropriate for the development and construction of the Projects (collectively, the "Entitlements"), except for those Entitlements which, if not obtained, would not have a material adverse effect on any Project considered individually, or all of the Projects considered in the aggregate, and any Contracts (for example, and not in limitation, proffers and subdivision improvement agreements) executed in connection therewith, are in full force and effect, are enforceable in accordance with applicable law and no party thereto is in default thereunder. None of the Acquired Companies, nor to the knowledge of the Sellers and the Acquired Companies, the fee owner, if the Acquired Companies are not the fee owner of any property involved in any of the Projects, is in default under, and none of the Sellers or the Acquired Companies has received any notice that any event has occurred which with the giving of notice or the passage of time, or both, would constitute a default under any Entitlements, transaction, covenant, condition, restriction, easement, encumbrance or other Contract pertaining to the property involved in any Project. All subdivision improvement bonds and other sureties or assurances relating in any way to any such property and required by any applicable Governmental Entity or pursuant to any Entitlements have been posted and are being maintained in accordance with the requirements of such applicable Governmental Entities or Entitlements and no claim has been made thereunder or thereto.

                           (iv) (A) No Acquired Company is obligated to pay nor is any Acquired Company otherwise subject to any monetary charges, assessments or fees imposed by any Governmental Entity or quasi-governmental entity (such as special districts, improvement districts or the like) in connection with receipt by the Acquired Companies of the Entitlements or otherwise relating to the development or improvement of the Projects.

                                  (B) Except for obligations contained in the
                  Contracts listed in Section 4.4(a) of the Sellers' Disclosure Schedule, none of the Acquired Companies has any development or improvement obligations with respect to the Projects.

                           (v)    None of the Acquired Companies (or to
         knowledge of the Sellers and the Acquired Companies, the fee owner, if the Acquired Companies are not the fee owner) has made any oral or, except for the Entitlements, written commitments or representations to, or understandings or Contracts with, any Person or any adjoining property owner which would in any way be binding on the Acquired Companies and would interfere with the Acquired Companies' ability to develop and improve any of the properties involved in the Projects with residential developments in accordance with the Entitlements.

                           (vi) To the knowledge of the Sellers and the Acquired Companies, no platted lot involved in the Projects is located in an area designated as having special flood hazards or designated as a wetland by the Army Corps of Engineers, except to the extent that any such designation would not interfere with the Acquired Companies' ability to develop such Project in accordance with the Business Plan. No property involved in the

         Projects is located in an area that is designated, or in the process of being designated, as a critical habitat for any threatened or endangered species under the Endangered Species Act of 1973, as amended, or designated under any other law for the preservation of fish, wildlife, plants, insects, forests or wetlands, or for the preservation of any historical or archeological site under the National Historic Preservation Act of 1979, as amended, or designated under any other law, that would limit, impair, delay or prohibit the construction and development of the Project in accordance with the existing or proposed plans therefor.

                           (vii) None of the Sellers or the Acquired Companies has received any notice from its insurance carriers of any defects or inadequacies in any of the properties involved in the Projects, or any portion thereof, which would adversely affect the insurability of any properties or the cost of any such insurance. There are no pending insurance claims with respect to any portion of any such properties.

                           (viii) There are no soil conditions that would require construction of foundations different than those customarily built in residential projects in the areas in which the Projects are located, nor, to the knowledge of the Sellers and the Acquired Companies, are there any seismic safety problems relating to any of the properties involved in the Projects, any recent seismic activity affecting any such properties or any active fault bisecting, underlying or adjacent to any such properties. Each of the Acquired Companies and their respective contractors have installed foundations appropriate and customary for the applicable soil conditions.

                           (ix) All work performed with respect to the Projects has been approved by holders of security interests in the Projects to the extent required by the applicable Contracts.

                           (x) Other than in connection with its sales of homes to buyers in the ordinary course of business, none of the Acquired Companies has assigned to any third party any of its respective development or other rights with respect to the properties involved in the Projects.

                  (f) Except as set forth on Section 4.15(f) of the Sellers' Disclosure Schedule, since December 31, 2001 no real property owned by the Acquired Companies has become subject to repurchase by any Person, whether as a result of the failure of the Acquired Companies or any other Person to begin construction thereon or to complete construction thereon within the time period required or otherwise.

                  (g) The backlog of home sales of each of the Projects as of the date of the Interim Statements is set forth in Section 4.15(g) of the Sellers' Disclosure Schedule. All of the home purchase Contracts representing the backlog of home sales set forth on Section 4.15(g) of the Sellers' Disclosure Schedule have been incurred in the ordinary course of business. None of the Sellers or the Acquired Companies is aware of any reason that the cancellation rates for such backlog would be expected to exceed those experienced by the Acquired Companies during the period covered by the Financial Statements.

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

         4.16     Intellectual Property.

                  (a) Section 4.16(a) of the Sellers' Disclosure Schedule sets forth a true and complete list of all patents, trademarks, trade names, service marks, internet domain names and copyrights and applications for registration of any of the foregoing, technology, know-how, computer software programs or applications, and tangible or intangible intellectual property and proprietary rights, whether or not subject to statutory registration or protection (collectively, "Intellectual Property"), owned, used, filed by or licensed to any of the Acquired Companies, in each case which are, individually or in the aggregate, material to the financial condition, operating results, assets or operations of the Acquired Companies. Except as set forth in Section 4.16(a) of the Sellers' Disclosure Schedule, the Acquired Companies own, free and clear of any and all Liens, or are licensed or otherwise possess legally enforceable rights to use, without payment to any other Person, all Intellectual Property that is used in the business of the Acquired Companies as currently conducted, except where the failure to own, be licensed or to possess such rights would not have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights.

                  (b) To the knowledge of the Sellers and the Acquired Companies, the conduct of the business of the Acquired Companies does not conflict with the valid Intellectual Property rights of others and there are no conflicts with or infringements of any of the Intellectual Property of the Acquired Companies by any other Person. Except as set forth on Section 4.16(b) of the Sellers' Disclosure Schedule, no other Person has any rights in or right to use any of the Intellectual Property owned by any of the Acquired Companies.

         4.17     Other Assets.

                  (a) Except as set forth in Section 4.17 of the Sellers' Disclosure Schedule, the Acquired Companies own beneficially and of record, and have good and valid title to, all material assets reflected on the 2001 Balance Sheet or thereafter acquired (except those sold or otherwise disposed of since December 31, 2001 in the ordinary course of business consistent with past practice and not in violation of this Agreement), in each case free and clear of all Liens except:

                           (i) such Liens as are set forth in Section 4.17 of the Sellers' Disclosure Schedule;

                           (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes or assessments which are not due and payable or which may thereafter be paid without penalty;

                           (iii) Liens which secure debt that is reflected as a Liability on the 2001 Balance Sheet or the existence of which is expressly indicated in the notes thereto; and

                           (iv) other imperfections of title or encumbrances, if any, which, do not, individually or in the aggregate, materially impair the assets or the intended use thereof.

                  (b) All the material tangible personal property of the Acquired Companies has been maintained in accordance with the past practice of the Acquired Companies and generally accepted industry practice and is in good operating condition and repair, ordinary wear and tear excepted. The assets owned or leased by the Acquired Companies include all of the properties and other assets necessary for the Acquired Companies to conduct their respective businesses in the manner currently conducted.

                  (c) All of the books and records of the Acquired Companies (including without limitation, the financial records) are true, complete and accurate in all material respects and have been maintained in accordance with sound business practices. True, complete and accurate copies of such records have been made available to Buyer.

         4.18     Insurance.

                  (a) Section 4.18(a) of the Sellers' Disclosure Schedule contains a true and complete list of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies in effect at any time since January 1, 1998 (except in the case of liability insurance, which shall be listed from June 1, 1994) that insure or did insure the business, operations or employees of the Acquired Companies or affect or relate to the ownership, use or operation of any of the assets (both past and present) of the Acquired Companies, whether issued to the Acquired Companies or to any other Person for the benefit of the Acquired Companies (the "Insurance Policies"). For each Insurance Policy, Section 4.18(a) of the Sellers' Disclosure Schedule lists (i) the names and addresses of the insurers, (ii) the names of the Persons to whom such policies have been issued (including additional insureds), (iii) the expiration dates thereof, (iv) whether the policies are currently in effect, (v) the annual premiums and payment terms thereof, (vi) whether it is a "claims made" or an "occurrence" policy, (vii) any self insured retention or deductible, (viii) the aggregate limit of the policy and the currently available limit, and (ix) a brief description of the interests insured thereby. The Sellers have provided Buyer with true, accurate and complete copies of each Insurance Policy.

                  (b) Section 4.18(b) of the Sellers' Disclosure Schedule lists any Contract, other than a policy of insurance, for the transfer or sharing of any risk by the Acquired Companies in a manner similar to an insurance policy, and all obligations of the Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) Except as set forth in Section 4.18(c) of the Sellers' Disclosure Schedule, (i) the insurance coverage provided by any of the Insurance Policies will not terminate or lapse by reason of the transactions contemplated by this Agreement and the other Transaction Documents, (ii) the Insurance Policies were placed (at the time of placement and as of the date hereof) with insurers who are financially sound and reputable and, in light of the respective business, operations and assets of the Acquired Companies, are or were in amounts and have or had coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such assets; (iii) none of the Sellers, the Acquired Companies, nor the Person to whom such policy has been issued has received notice that any insurer under any Insurance Policy is denying liability with respect to a claim thereunder or defending under a reservation of rights clause, or, to the knowledge of the Sellers and the Acquired Companies, indicated any intent to do so or not to renew any such policy; (iv) the Insurance Policies are sufficient for compliance with all applicable laws and Contracts to which the Acquired Companies are a party or by which they are bound; and do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Acquired Companies, (v) no side agreements or other Contracts exist that alter the terms of the Insurance Policies, and (vi) none of the liability Insurance Policies contain any mold, soils, attached product, completed operations or construction defects exclusions from coverage.

                  (d) Each current Insurance Policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and none of the Acquired Companies, the Sellers, nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Section 4.18(d) of the Sellers' Disclosure Schedule contains a listing of all material open claims made or otherwise asserted by the Acquired Companies against any Insurance Policy. All material claims under the Insurance Policies have been filed in a timely fashion. To the knowledge of the Sellers and the Acquired Companies, the activities and operations of the Acquired Companies have been conducted in a manner so as to conform in all material respects to all applicable provisions of the Insurance Policies. None of the Acquired Companies has failed to disclose any fact to the insurance companies or failed to take any other action, the consequences of which non-disclosure or failure to take action would render any Insurance Policy void, or voidable, or suspend, impair or defeat in whole or in part such insurance coverage. None of the Sellers nor the Acquired Companies has received (A) any refusal of coverage from any insurer from which the Acquired Companies sought coverage, (B) any notice that a defense will be afforded with reservation of rights, or (C) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         4.19 Warranties. The Sellers have delivered to Buyer complete and accurate copies of all written warranties and guaranties by the Acquired Companies currently in effect with respect to their respective products. There have not been any material deviations from such warranties and guaranties, and none of the Acquired Companies, nor any of their respective salespersons, employees and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. None of the Acquired Companies, nor any of their respective salespersons, employees and agents has made any oral warranty or guaranty with respect to the products of the Acquired Companies. The reserve for warranty and guaranty costs included in the 2001 Balance Sheet and the Interim Statements sets forth the reasonable judgment of management of the Acquired Companies of the estimate of the aggregate Liability of the Acquired Companies in respect of warranty and guaranty obligations.

         4.20 Suppliers and Subcontractors. The documents and information supplied by the Sellers, the Acquired Companies and any of their respective representatives in connection with this Agreement with respect to relationships and volumes of business done with the significant suppliers and subcontractors of the Acquired Companies are accurate in all material respects. Except as set forth in Section 4.20 of the Sellers' Disclosure Schedule, during the last 12 months, none of the Acquired Companies has received any notices of termination or threats of termination from any of the five largest suppliers or ten largest subcontractors for the Acquired Companies, taken as a whole.

         4.21 HSR Matters. The fair market value of the "non-exempt assets" of the Acquired Companies within the meaning of the regulations under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (16 C.F.R. 801.10, 802.2 and 802.4) is less than $50 million.

         4.22 Corporate Dividend. The Company has declared and paid a dividend on the Shares to the Sellers in their Pro Rata Portion of all interests in the Excluded Company held by the Acquired Companies (the "Corporate Dividend"), and such Corporate Dividend was made in compliance with all applicable laws.

         4.23 Disclosure. No representation or warranty of the Sellers contained in this Agreement, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of the Sellers or the Acquired Companies to Standard Pacific, Buyer or any of their representatives, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary to fully and fairly provide the information required to be provided in any such document, certificate or schedule. The descriptions set forth in the Sellers' Disclosure Schedule are accurate descriptions of the matters disclosed therein. Copies of all documents heretofore or hereafter delivered or made available by the Sellers or any of the Acquired Companies to Standard Pacific and Buyer and their representatives pursuant hereto were or will be complete and accurate records of such documents.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         Buyer and Standard Pacific, jointly and severally represent and warrant to the Sellers, as of the date of this Agreement and as of the Closing Date, as follows:

         5.1 Existence; Good Standing; Corporate Authority. Buyer and Standard Pacific are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer and Standard Pacific are duly licensed or qualified to do business as foreign corporations and are in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by them therein or in which the transaction of their business makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Standard Pacific. Buyer and Standard Pacific have all requisite corporate power and authority to own, operate and lease their properties and carry on their businesses as now conducted. Neither Buyer nor Standard Pacific is in violation of any order or decree of any Governmental Entity, or any law, ordinance, or regulation to which Buyer, Standard Pacific or any of their respective properties or assets is subject, except where such violation, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect on Standard Pacific.

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

         5.2 Authorization, Validity, and Effect of Agreements. Each of Buyer and Standard Pacific has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to be executed by it. The consummation by Buyer and Standard Pacific of the transactions contemplated herein and therein has been duly authorized by all requisite corporate action on the part of Standard Pacific and Buyer. This Agreement constitutes, and the other Transaction Documents to be executed by Buyer and Standard Pacific (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Buyer and Standard Pacific, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws relating to creditors' rights and general principles of equity, whether at equity or at law.

         5.3 No Violation. Neither the execution and delivery by Buyer or Standard Pacific of this Agreement, nor the consummation by Buyer or Standard Pacific of the transactions contemplated herein in accordance with the terms hereof, will:

                           (i) conflict with or result in a breach of any provisions of the certificate of incorporation or by-laws of Buyer or Standard Pacific;

                           (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the material properties of Buyer or Standard Pacific under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any material Contract to which Buyer or Standard Pacific is a party, or by which Buyer or Standard Pacific or any of their respective properties is bound or affected; or

                           (iii) require any material consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person (assuming the accuracy of the Sellers' representations set forth in Sections 3.4 and 4.23).

         5.4 No Brokers. Neither Buyer nor Standard Pacific has entered into any Contract with any Person, or taken any other action, which may result in the obligation of any other party to this Agreement to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         5.5 Funds. Buyer will have at the Closing Date the funds necessary to consummate the Stock Purchase on a timely basis in accordance with this Agreement.

         5.6 Investment Purpose. Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act and will acquire the Shares for its own account and not with a view to a sale or distribution thereof in violation of any securities laws and will not sell or distribute any of the Shares in violation of any securities laws. Buyer has the present intention of holding the Shares for investment purposes.

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

         5.7      Access to Information.

                  (a) During the course of the negotiation of this Agreement, Buyer and Standard Pacific reviewed or have been afforded the opportunity to review all information provided to it by the Sellers and have had the opportunity to ask questions of and receive answers to their satisfaction from representatives of the Sellers concerning the Acquired Companies and the Shares, and to obtain certain additional information reasonably requested by them.

                  (b) Standard Pacific and Buyer have relied solely on the representations of the Sellers made in Articles III and IV of this Agreement and in the Transaction Documents and not on any other representations made by or on behalf of the Sellers.

                  (c) Standard Pacific has expertise in evaluating and investing in private placement transactions of securities of companies similar to the Acquired Companies and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares.

                  (d) The foregoing shall not be deemed to affect the representations and warranties and indemnities made by the Sellers hereunder. Notwithstanding any "due diligence" investigations made by Buyer or Standard Pacific, no information shall be deemed to have been disclosed for purposes of the representations and warranties made by the Sellers in Articles III and IV unless contained in the Sellers' Disclosure Schedule.

         5.8 SEC Filings. Since December 31, 1999, Standard Pacific has timely filed all reports and registration statements and other documents required to be filed with the SEC under the rules and regulations of the SEC and all such reports and registration statements or other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Act and the Exchange Act. As of the respective filing and effective dates, none of such reports or registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.9 Disclosure. No representation or warranty of the Buyer or Standard Pacific contained in this Agreement, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of Buyer or Standard Pacific to Sellers or any of their representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary to fully and fairly provide the information required to be provided in any such document, certificate or schedule. The descriptions set forth in the Buyer Disclosure Schedule are accurate descriptions of the matters disclosed therein. Copies of all documents heretofore or hereafter delivered or made available by Buyer and Standard Pacific to the Sellers and their representatives pursuant hereto were or will be complete and accurate records of such documents.

                                   ARTICLE VI
                                    COVENANTS

         6.1 Conduct of Business. Except as (i) expressly contemplated in this Agreement, or (ii) as expressly agreed to in writing by Buyer, during the period from the Balance Sheet Date to the earlier of the termination of this Agreement or the Closing Date, the Sellers (other than the Gatewood Children Sellers) shall use their best efforts to cause the Acquired Companies:

                  (a) to conduct their respective operations according to the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) to preserve intact their respective business organization and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with their customers, suppliers and other Persons having business relationships with them;

                  (c) to confer on a weekly basis with one or more representatives of Standard Pacific and Buyer, including to report operational matters of materiality and any proposals of the Acquired Companies to engage in material transactions, and to provide such other information as Standard Pacific or Buyer may reasonably request;

                  (d) not to amend the organizational documents of the Acquired Companies;

                  (e) to notify Buyer within three business days of (i) any material change in the condition (financial or otherwise) of the business, properties, assets, Liabilities, prospects of any of the Acquired Companies or the normal course of their respective businesses or in the operation of the properties of the Acquired Companies, (ii) any material litigation or material complaints, investigations or hearings of any Governmental Entity (or communications indicating that the same may be contemplated) against any Acquired Company or involving the business, operations or properties of any Acquired Company; or (iii) the breach in any material respect of any representation or warranty or covenant contained herein;

                  (f) to deliver to Buyer within five business days any material report, statement, schedule or correspondence filed or submitted by the Acquired Companies to, or received by the Acquired Companies from, any Governmental Entity;

                  (g) not to (i) issue any Capital Stock, effect any stock split or combination, reclassify its Capital Stock or otherwise change its capitalization as it existed on the Balance Sheet Date, (ii) grant, confer or award any option, warrant, conversion right or other right to acquire any of its Capital Stock, (iii) increase any compensation or benefits or enter into or amend any employment, severance, termination or similar Contract with any of its present or future employees, officers or directors, except for normal increases in compensation and benefits to employees consistent with past practice and the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs, (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which may be required by applicable law, or (v) increase the amount, or expand the scope, of any indemnification currently provided for employees, officers or directors;

                  (h) not to (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any of its Capital Stock (other than the Corporate Dividend); or (ii) directly or indirectly redeem, purchase or otherwise acquire any of its Capital Stock or that of any of the other Acquired Companies, or make any commitment for any such action;

                  (i) not to sell, lease or otherwise dispose of any assets, or enter into any commitment to do so; provided that (A) the sale of completed homes to individual homebuyers by the Acquired Companies in the ordinary the course of business, and (B) the sale of lots pursuant to existing Contracts listed in Section 4.4(a)(i) of Sellers' Disclosure Schedule, shall not be a violation of this clause (i);

                  (j) not to (i) incur or assume any long-term or short-term Debt or issue any Debt securities, including without limitation, any Debt that Buyer shall payoff at the Closing; (ii) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other Person; (iii) modify in any manner adverse to any of the Acquired Companies any outstanding Debt or obligation of the Acquired Companies; (iv) pledge or otherwise encumber the Capital Stock of any of the Acquired Companies; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to create any Lien of any kind in respect to such asset except in the ordinary course of business consistent with past practices;

                  (k) not to change any of its accounting principles or practices, except as requested by Standard Pacific or Buyer or otherwise required pursuant to GAAP;

                  (l) not, without the prior consent of Standard Pacific or Buyer (which will not be unreasonably withheld) to:

                           (i)   acquire (by merger, consolidation or
         acquisition of stock or assets) any Person or division thereof or any Capital Stock therein;

                           (ii)  enter into any Contract which would be
         required to be listed on Section 4.4(a) of the Sellers' Disclosure Schedule, or amend any Material Contract;

                           (iii) authorize any new capital expenditure or expenditures (except in the ordinary course of business consistent with past practice or pursuant to Contracts listed in Section 4.4(a) of the Sellers' Disclosure Schedule) which, individually, is in excess of $250,000 or, in the aggregate, are in excess of $500,000 for the Acquired Companies, as a whole; or

                           (iv) enter into any Contract to purchase any real property;

                  (m) not to pay, discharge or satisfy any Liabilities, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected, reserved against or disclosed in the Interim Financial Statements or incurred in the ordinary course of business thereafter consistent with past practice;

                  (n) not to settle or compromise any pending or threatened suit, action or claim, except settlements or compromises in the ordinary course of business with respect to immaterial claims by individual homeowners not yet the subject of pending litigation;

                  (o) not to make any material Tax election (other than in a manner consistent with prior practices of the Acquired Companies), file any Tax Return (other than Tax Returns due), settle or compromise any material Tax liability (other than Taxes due) or agree to an extension of a statute of limitations with respect to any material amount of Tax (other than extensions for filing Tax Returns), except to the extent the amount of any such Tax, settlement or compromise has been reserved for in the Interim Financial Statements; provided, Standard Pacific and Buyer shall not unreasonably withhold or delay consent as to such matters;

                  (p) not to loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any Contract or other transaction with, or otherwise make any payments to any Seller, the Excluded Company (other than the repayment by the Acquired Companies of Debt to the Excluded Company reflected on the Balance Sheet Date Financial Statements), or any of their respective Affiliates or (with the exception of payments of salary in the ordinary course, consistent with past practice, in their capacity as employees of the Acquired Companies) any officer or director thereof;

                  (q) not to, nor permit the fee owner to, if the Acquired Companies are not the fee owner, make or enter into any commitment, representation, understanding or Contract with any Person or adjoining property owner which would in any way be binding on the Acquired Companies and could interfere with the Acquired Companies' ability to develop and improve any of the properties involved in the Projects with residential developments in accordance with the Entitlements pertaining to such Projects;

                  (r) not to take any action that would knowingly result in a breach of any representation, warranty or covenant of the Sellers contained in this Agreement; and

                  (s) not to take any action or fail to take any reasonable action, or agree in writing or otherwise to take any actions having the same or similar effect, or being of the same or similar nature, as any of the actions described in Sections 6.1(a) through (r).

                  Each of the Sellers represents and warrants to Buyer and Standard Pacific that no actions or events have occurred that would violate Sections 6.1(a) through (s) since the Balance Sheet Date.

         6.2      Further Action.

                  (a) Upon the terms and subject to the conditions of this Agreement, the Sellers, on the one hand, and Buyer and Standard Pacific, on the other hand, shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated in this Agreement, to obtain in a timely manner all material waivers, consents and approvals, and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied in all material respects all conditions precedent to its obligations under this Agreement.

                  (b) From the date of this Agreement until the termination of this Agreement or the Closing Date, no party shall take any action which would (i) materially adversely affect the ability of any party to this Agreement to obtain any consents, approvals, or authorizations required for the transactions contemplated herein, (ii) breach in any material respect any representation or warranty contained herein, or (iii) materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

                  (c) With respect to each calendar month ending prior to the earlier of termination of this Agreement or the Closing Date, including the month of July 2002, the Sellers shall provide to Buyer, within 30 days following the end of each such calendar month, true and complete copies of the unaudited consolidated balance sheet of the Acquired Companies as at the end of each such month and the related unaudited consolidated income statement and cash flow statement for the month then ended, which financial statements shall be prepared in the same manner as the 2001 Balance Sheet and in compliance with Section 4.5.

                  (d) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall use its respective reasonable efforts to take or cause to be taken all such necessary or desirable action. Without limiting the foregoing, Standard Pacific shall cause Buyer to fulfill its covenants, agreement and obligations hereunder.

         6.3      Access to Information; Confidentiality.

                  (a) From the date hereof until the termination of this Agreement or the Closing Date, upon reasonable notice and subject to applicable laws, the Sellers shall cause the Acquired Companies to afford Standard Pacific, Buyer and their accountants, counsel, and other representatives, during normal business hours, access to all of the properties and assets, books, Contracts, and records of the Subject Companies reasonably requested by Buyer. Buyer and Standard Pacific shall, and shall cause their respective advisors and representatives to:

                           (i) conduct its investigation in such a manner that will not unreasonably interfere with the normal operations, customers or employee relations of the Subject Companies, and

                           (ii) treat as confidential in accordance the terms of the Confidentiality Agreement all such information obtained hereunder or in connection herewith and not otherwise known to them prior to disclosure hereunder.

                  (b) From the date hereof until the termination of this Agreement or the Closing Date, each party shall furnish promptly to the other a copy of all filings made by such party or its Affiliates with any Governmental Entity in connection with the transactions contemplated in this Agreement and all written communications received from such Governmental Entities related thereto.

                  (c) The Sellers shall, and shall cause their respective advisors and representatives (including the Sellers' Representative) to, treat as confidential in accordance the terms of the Confidentiality Agreement all information obtained hereunder or in connection

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

herewith and not otherwise known to them prior to disclosure hereunder, and each of the Sellers hereby agrees to comply with the terms thereof as if a party thereto.

                  (d) Each party shall promptly notify the other parties orally and in writing if such party becomes aware of:

                           (i) (A) the material inaccuracy at any time of any representation or warranty contained in this Agreement of such party; or (B) the breach of any covenant or agreement under this Agreement of such party or the inability of such party to comply with or satisfy in any material respect any covenant, condition or agreement under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of any party or the conditions to the obligations of any party hereunder; and

                           (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated in this Agreement or the other Transaction Documents.

         6.4 Publicity. The initial press release relating to this Agreement shall be in the form heretofore approved by the parties hereto, and thereafter until the Closing Date the Sellers, the Acquired Companies, Standard Pacific and Buyer shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar Governmental Entities), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

         6.5 Expenses. Except as set forth herein, all costs and expenses (including fees of attorneys, accountants and brokers or finders) incurred or in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, provided however if the Stock Purchase is consummated, the Sellers shall pay all costs and expenses (including fees of attorneys, accountants and brokers or finders) of the Sellers and the Company incurred in connection with this Agreement and the transactions contemplated hereby.

         6.6      Employee Benefits.

                  (a) Until December 31, 2005, the continuing employees of the Acquired Companies shall be entitled to employee benefits that are substantially equivalent to those provided to, at the option of Standard Pacific, either of the following: (i) such employees as of the Closing Date by the Acquired Companies or (ii) similarly situated employees of Standard Pacific. Such benefits shall be provided though Company Benefit Plans, Standard Pacific benefit plans, Buyer benefit plans, or a combination of the foregoing, as determined by Standard Pacific after consultation with the Company. Following the Closing, Standard Pacific shall cause Standard Pacific or Buyer to recognize the years of service of each continuing employee of the Acquired Companies with the Acquired Companies prior to the Closing Date for determining the level of benefits to be provided under applicable vacation plans and policies and for eligibility and vesting determinations under any applicable 401(k) plan. For purposes of this Section 6.6 ,

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

"continuing employee of the Acquired Companies" means an employee of the Acquired Companies as of the Closing Date.

                  (b) Nothing contained in this Section 6.6 is intended to confer upon any employee of the Acquired Companies any right to continued employment or any right to wages or benefits at any time after the Closing Date.

                  (c) Standard Pacific, on behalf of the Acquired Companies, currently intends to enter into a mutually acceptable new agreement with Paychex that provides for the administration by Paychex of the wages, incentive compensation and benefits of the continuing employees from the Closing Date through December 31, 2002.

         6.7      Third Party Offers.

                  (a) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement, each of the Sellers, the Acquired Companies, and their Affiliates and their respective officers, directors, employees, representatives (including, without limitation, any investment banker, attorney or accountant) and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition, and none of the Sellers, the Acquired Companies nor any of their Affiliates shall, nor shall any Seller authorize or permit any of its Affiliates or their respective officers, directors, employees, representatives (including, without limitation, any investment banker, attorney or accountant) or agents to, directly or indirectly, encourage, solicit, participate in or initiate any inquiries, discussions or negotiations with or provide any information or access to any Person concerning any potential Third Party Acquisition or that may reasonably be expected to lead to any Third Party Acquisition or attempted Third Party Acquisition, or otherwise facilitate any effort or attempt to make or implement a Third Party Acquisition. The Sellers shall promptly communicate to Buyer the existence or occurrence and the terms of any potential Third Party Acquisition or contact related to any potential Third Party Acquisition that the Sellers, the Acquired Companies or any of their respective Affiliates, or their respective officers, directors, employees, representatives or agents, receive in respect of such a proposed transaction, and the identity of the Person from whom such proposal or contact was received.

                  (b) "Third Party Acquisition" means the acquisition by a Person or group, other than Buyer or any Affiliate of Buyer, of more than 10%, in a single transaction or series of transactions, of the Capital Stock or the assets of any of the Acquired Companies, or any interest therein, whether by sale or other disposition of Capital Stock, sale, lease or other disposition of assets (other than assets solely held and used by the Excluded Company), merger or otherwise, or any other transaction that would interfere with the Stock Purchase.

                  (c) The Sellers represent and warrant to Standard Pacific and Buyer that each of the Sellers, the Acquired Companies, and their respective Affiliates, officers, directors, and employees, and to the knowledge of Sellers and the Acquired Companies, the representatives (including, without limitation, any investment banker, attorney or accountant) and agents of the Sellers and the Acquired Companies, have terminated any and all existing discussions with third parties relating to a Third Party Acquisition. The Sellers and the Acquired Companies have

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

instructed all of their respective representatives or agents to terminate all discussions relating to a Third Party Acquisition.

         6.8      Restrictive Covenants.

                  (a) The Sellers recognize that the covenants of the Employee Sellers contained in this Section 6.8 are an essential part of this Agreement and that but for the agreement of each Employee Seller to comply with such covenants Buyer and Standard Pacific would not enter into this Agreement. The Sellers acknowledge and agree that the covenants set forth in this Section
6.8 are necessary to protect the legitimate business interests of the business acquired by Buyer, including without limitation, goodwill, and that irreparable harm and damage will be done to Buyer and Standard Pacific if any Employee Seller competes with Buyer in any way prohibited by such covenants. In addition, the Sellers acknowledge that the Purchase Price is consideration for professional relationships and marketplace reputation developed by the Acquired Companies and the Sellers and such covenants are necessary for Buyer and Standard Pacific to receive the full benefit of this Agreement.

                  (b) After the Closing, each Employee Seller shall not individually, or in concert, directly or indirectly:

                           (i) engage or become interested in, as owner, employee, partner, through equity ownership (not including up to a 1% passive equity interest in a public company), investment of capital, lending of money or property, rendering of services, including as a director, or otherwise, either alone or in association with others, any business competitive with the Business;

                           (ii)  take any action intended to advance an
         interest of any competitor of the Business, or encourage any other Person to take such action; or

                           (iii) take any material action intended to cause any customer or prospective customer of the Acquired Companies to use the services or purchase the products of any competitor of the Business.

                  The covenants of the Employee Sellers set forth in this
Section 6.8(b) are referred to herein as the "Covenant Not to Compete".

                  This Covenant Not to Compete shall cover all of the counties and other political subdivisions of the states of Florida, North Carolina and South Carolina and the District of Columbia. This Covenant Not to Compete shall bind each Employee Seller for the four year period immediately following the Closing Date, provided however, that if, after the Closing, the employment of any Employee Seller is terminated by Buyer or the Acquired Companies without Cause (as defined in the Employee Seller's Employment Agreement) or, in the case of Roger Gatewood, without Cause or for Cause pursuant to Section 5(b)(ix) of his Employment Agreement, then after termination of such Employee Seller's employment with Buyer or the Acquired Companies, such Employee Seller shall no longer be subject to the covenants contained in Sections 6.8(b)(i) and (ii). The parties hereto agree that the duration and area for which the Covenant Not to Compete set forth in this Section 6.8(b) is to be effective are reasonable.

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

                  Each of the Employee Sellers hereby acknowledges and agrees that the benefit of this Covenant Not to Compete may be assigned by Buyer to any Subsidiary of Standard Pacific in connection with any corporate restructuring or reorganization of any of the Acquired Companies, without the further consent of such Employee Seller.

                  (c) For four years following the Closing Date, each of the Employee Sellers shall not, and shall cause their Affiliates not to, directly or indirectly, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of Buyer or its Affiliates of which any of the Employee Sellers become aware which relate to the Business, or any part thereof and which are located in any county or any other political subdivision of the states of Florida, North Carolina and South Carolina or the District of Columbia.

                  (d) Except in the performance of his or her duties as an employee of the Acquired Companies, for a period of four years from the Closing Date, each of the Employee Sellers shall not, and each Employee Seller shall cause each of its Affiliates under its control not to, directly or indirectly:

                           (i) perform any action, activity or course of conduct consisting of or encouraging the following: (A) soliciting, recruiting or hiring any employees of Buyer or the Acquired Companies;
         (B) soliciting or encouraging any employee of Buyer or the Acquired Companies to leave the employment of Buyer or the Acquired Companies; and (C) disclosing or furnishing to anyone any confidential information relating to Buyer or the Acquired Companies or otherwise using such confidential information for the Employee Seller's own benefit or the benefit of any other Person (other than Buyer or the Acquired Companies); or

                           (ii)  solicit or encourage any contractor,
         subcontractor or other supplier of Buyer or the Acquired Companies to terminate or adversely alter in any material respect any relationship such supplier may have with any of the Acquired Companies, Buyer or any Affiliate of Buyer or any of their successors.

                  (e) The covenants set forth in this Section 6.8 are in addition to and not by way of limitation of any other duties the Employee Sellers may have to Buyer or its Affiliates. The Employee Sellers acknowledge that the covenants contained in this Section 6.8 impose a reasonable restraint on the Employee Sellers in light of the activities and business of the Acquired Companies and future plans of Buyer. The Employee Sellers acknowledge that if they violate any of the covenants contained in this Section 6.8 (collectively, the "Restrictive Covenants"), it will be difficult to determine the resulting damages to Buyer and, in addition to any other remedies Buyer may have, Buyer shall be entitled to temporary injunctive relief and permanent injunctive relief without the necessity of proving actual damages. Each Seller shall be solely liable for a breach by such Seller of the covenants contained in this Section 6.8, and such liability shall not be joint. The non-prevailing party or parties shall be severally liable to pay all costs, including reasonable attorneys' fees and expenses, that the prevailing party or parties may incur in enforcing or defending, to any extent, any of the Restrictive Covenants, whether or not litigation is actually commenced and including litigation of any appeal. Buyer may elect to seek one or more remedies at its discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict Buyer from seeking any remedies in another situation. Such action by Buyer shall not constitute a waiver of any of its rights.

                  (f) Each of the Restrictive Covenants will be read and interpreted with every reasonable inference given to its enforceability. However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a court or arbitrator should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court or arbitrator shall modify such covenant so as to make it enforceable to the fullest extent the court or arbitrator deems reasonable and enforceable under the prevailing circumstances. The Covenant Not to Compete shall be deemed to be a series of separate covenants, one for each and every county or other political subdivision of the states of Florida, North Carolina and South Carolina and the District of Columbia, where the Covenant Not to Compete is intended to be effective. Any violation of the provisions of this
Section 6.8 shall automatically toll and suspend the four year period set forth in Section 6.8 for the duration of such violations.

                  (g) Nothing contained in this Section 6.8 is intended to confer upon any Employee Seller any right to continued employment or any right to wages or benefits at any time after the Closing Date. Each Employee Seller expressly acknowledges that such Employee Seller's employment with the Acquired Companies will be governed by the terms of his employment agreement, which agreement shall be with the Company substantially in the form of Exhibit C-1 for Roger Gatewood and substantially in the form of Exhibit C-2 for Frank Baker, and with a Subsidiary of the Company substantially in the form of Exhibit C-3 for Andrew Berger, John Schlichenmaier and Robert Siuda (collectively, the "Division Presidents"), and with such compensation as is set forth in those certain letters dated August 2, 2002 from Standard Pacific to each of the Employee Sellers regarding "Proposed Employment Agreements " (collectively, the "Employment Agreements"). Termination of the employment with the Acquired Companies of any or all of the Employee Sellers will in no way diminish Buyer's obligations to make any Earnout Payment calculated pursuant to Sections 2.5(a) and (f).

         6.9 Directors. Effective as of the Closing Date, the Sellers shall cause Roger Gatewood and Frank Baker to each resign from the position of director with all Acquired Companies for which they are a member of the of the Board of Directors.

         6.10     Securities Restrictions.

                  (a) For a period commencing on the Closing Date and continuing through the close of trading on the date that is the first anniversary of the Closing Date, none of the Sellers shall, without the prior written consent of Standard Pacific (which consent may be withheld in Standard Pacific's sole discretion), (i) directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Standard Pacific Common Stock acquired by the Sellers in connection with this Agreement, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Standard Pacific Common Stock acquired by the Sellers in connection with this Agreement (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Standard Pacific Common Stock, other securities, cash or otherwise), or publicly announce its intention to do any of the foregoing, provided, however, (A) Roger Gatewood or Frank Baker may, if their employment with the Acquired Companies is terminated, or (B) the Division Presidents may, whether or not employed by the Acquired Companies, enter into "hedging" transactions designed to lessen the economic risk of such Employee Seller's continued ownership of such shares, in each case, to the extent permitted by applicable securities laws. The Sellers acknowledge and consent to the entry of stop transfer instructions with Standard Pacific's transfer agent and registrar against the transfer of shares of Standard Pacific Common Stock held by each Seller except in compliance with the foregoing restrictions.

                  (b) In addition to the contractual restrictions on transfer set forth in Section 6.10(a), the Standard Pacific Common Stock (or interests therein) held by the Sellers cannot be offered, sold or transferred unless such Standard Pacific Common Stock is registered and qualified under the Securities Act and applicable state securities laws or exemptions from such registration and qualification requirements are available, or such registration and qualification requirements are inapplicable, as reflected in an opinion of counsel to any transferring Seller in form and substance reasonably satisfactory to Standard Pacific. In the absence of an effective registration statement covering the Standard Pacific Common Stock or an available exemption from registration under the Securities Act, the Standard Pacific Common Stock must be held indefinitely, and may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met. The Sellers acknowledge that they do not have any right to demand registration of any offer or sale of the Standard Pacific Common Stock held by them, or to participate in any registered offering of Standard Pacific Common Stock undertaken by Standard Pacific.

                  (c) The certificates issued to the Sellers representing the Standard Pacific Common Stock will bear a legend to the effect set forth below, and appropriate stop transfer instructions against the Standard Pacific Common Stock will be placed with any transfer agent of Standard Pacific to ensure compliance with the restrictions set forth herein.

                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS STANDARD PACIFIC CORP. HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SHARES OR OTHER EVIDENCE, SATISFACTORY TO STANDARD PACIFIC CORP. AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, MORTGAGE, HYPOTHECATION, ENCUMBRANCE, GIFT OR OTHER DISPOSITION OF THE SHARES REPRESENTED HEREBY IS RESTRICTED BY AN AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF STANDARD PACIFIC CORP."

                  Upon delivery by a Seller to Standard Pacific of documentation reasonably satisfactory to Standard Pacific that all of the conditions of Rule 144 promulgated under the Securities Act have been met with respect to a transfer of shares of Standard Pacific Common

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

Stock bearing such legend, and that such transfer is in compliance with this
Section 6.10, Standard Pacific shall deliver to its transfer agent instructions authorizing such transfer and removal of such legend.

         6.11     Warranty Indemnification.

                  (a) For a period of five years following the Closing Date, the Sellers (other than the Gatewood Children Sellers) shall jointly and severally, and the Gatewood Children Sellers shall severally, indemnify, defend and hold harmless Standard Pacific, Buyer and their Affiliates (including the Acquired Companies) from any Liability incurred by such Persons as a result of any Warranty Claims that relate to real property developed or homes that close escrow on or before the Closing Date, to the extent that such Liabilities exceed the sum of (i) the warranty reserve for the Acquired Companies on the Balance Sheet Date Financial Statements (prepared in conformity with GAAP, and consistent with the practices and policies of the Company in preparing the 2001 Balance Sheet), and (ii) $550,000 (the "Warranty Threshold"), subject to the Maximum Warranty Amount. The indemnity described in the immediately preceding sentence shall include, without limitation, all costs and out-of-pocket expenses (including legal and expert fees) and a reasonable allocation of labor costs for persons performing or directly overseeing the work Buyer deems reasonably necessary to address such Warranty Claims. The Sellers acknowledge that the Maximum Warranty Amount is in addition to all insurance proceeds, meaning that the Sellers shall be obligated to pay, up to the Maximum Warranty Amount, all Warranty Claims that are not paid by insurance and that exceed the Warranty Threshold. The obligation of the Sellers under this Section 6.11 shall terminate on the fifth anniversary of the Closing Date, except to the extent that Buyer notifies the Sellers' Representative in writing of a claim pursuant to this
Section 6.11 on or before such date specifying the factual basis of such claim in reasonable detail to the extent then known by Buyer. The Sellers shall be obligated to promptly pay to Buyer the amount of all Warranty Claims in excess of the Warranty Threshold irrespective of whether such amounts may be potentially covered by insurance. If an amount initially paid by the Sellers with respect to a Warranty Claim is later reimbursed to Buyer by applicable insurance policies of the Acquired Companies in effect at the time of the Closing (including the Tail Policy) or prior thereto, Standard Pacific shall cause Buyer to promptly reimburse Sellers for such payment (after deduction of all out-of-pocket expenses relating to seeking such payment) and the reimbursed payment will not count against the Maximum Warranty Amount or the limitations to the Sellers' liability set forth in Section 7.4(c). During the five year period referred to herein (or if earlier, until the limitations to the Sellers' liability set forth in Section 7.4(c) have been met), (A) if at any time the Sellers' Representative no longer serves as an officer of the Company, Standard Pacific shall cause Buyer to provide written notice to the Sellers' Representative of all Warranty Claims reasonably expected to result in settlement or repair expenses in excess of $25,000; (B) Buyer shall take reasonable actions to defend all Warranty Claims and to seek timely recovery with respect to such claims under applicable insurance policies of the Acquired Companies in effect at the time of the Closing (including the Tail Policy) or prior thereto; and (C) the Sellers, at their sole expense, shall have the right to participate in the defense of all Warranty Claims; provided, however, that Buyer shall have the sole right to control the defense and settlement of each such Warranty Claim.

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

                  (b) The aggregate maximum out-of-pocket liability of the Sellers for Warranty Claims (the "Maximum Warranty Amount"), shall equal $6,500,000, provided, however, that such amount shall be reduced to $5,000,000 if the Acquired Companies prior to the Closing Date, or the Sellers within 90 days after the Closing Date, purchase an insurance policy covering all Warranty Claims that relate to real property developed or homes sold or constructed by the Acquired Companies prior to the Closing Date, which in light of the operations of the Acquired Companies prior to the Closing Date, is in an amount and with coverages, deductibles and other terms that are reasonable and customary for entities engaged in such operations, including an aggregate loss limit of not less than $5,000,000 (the "Tail Policy"). The named insureds under the Tail Policy shall be the Acquired Companies, Buyer and Standard Pacific. If purchased by the Acquired Companies, the cost of the Tail Policy shall be borne by the Acquired Companies and such cost will be reflected in the Balance Sheet Date Financial Statements and will have the effect of decreasing the Balance Sheet Date Net Book Value by the full amount of such payment. If purchased by the Sellers, the cost of the Tail Policy shall be borne by the Sellers.

         6.12 Insurance Rights and Indemnification. The Sellers shall use their best efforts to cause Buyer and the Acquired Companies to be named as additional insureds as of the Closing (in form reasonably acceptable to Buyer) on all insurance policies of the Sellers or their respective Affiliates that cover any Liabilities of the Acquired Companies arising with respect to acts or omissions on or prior to the Closing Date, except to the extent such Liabilities are retained by the Sellers pursuant to Section 7.2(a). In the event that the Sellers are unable to add Buyer and the Acquired Companies as additional insureds pursuant to this Section 6.12, the Sellers shall afford the benefits of the insurance rights to Buyer and the Acquired Companies with respect to such Liabilities.

         6.13 Sellers' Representative. The Sellers shall at all times maintain a representative (the "Sellers' Representative") for purposes of taking certain actions and giving certain consents on behalf of the Sellers as specified herein. Each Seller hereby appoints Roger Gatewood as the Sellers' Representative, provided however, if Roger Gatewood dies, is incapacitated or unavailable to act, Andrew Berger is hereby authorized to take all actions as the Sellers' Representative, and provided further if Andrew Berger dies, is incapacitated or unavailable to act, then Frank Baker is hereby authorized to take all actions as the Sellers' Representative hereunder. The Sellers, each having voting power in proportion to such Seller's Pro Rata Portion, may elect one or more replacements to the Sellers' Representatives appointed hereunder by majority vote of such interests, provided that Buyer is notified in writing thereof (including written agreement by such replacement to serve as Sellers' Representative as set forth herein). Each of the Sellers acknowledge that actions taken, consents given and representations made by the Sellers' Representative on behalf of the Sellers pursuant hereto shall be binding upon the Sellers. This appointment and grant of power and authority by each Seller is coupled with an interest and is irrevocable and shall not be terminated by any act of the Seller or by operation of law, whether by the death or incapacity of the Seller or by the occurrence of any other event. The Sellers' Representative is authorized by the Sellers to take any action on behalf of the Sellers to facilitate or administer the transactions contemplated hereby, including without limitation, amending this Agreement, and executing such other documents or instruments as the Sellers' Representative deems appropriate.

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

         6.14     Use of "Westfield Homes" Trade Mark.

                  (a) For so long as the Sellers own the Excluded Company, Buyer shall license the use of the service mark "Westfield Homes" (the "Trade Mark") to the Excluded Company pursuant to the License Agreement, to be entered into between the Company and the Excluded Company.

                  (b) If the Acquired Companies, Buyer and Standard Pacific and each of their respective Affiliates, successors and assigns have completely abandoned the use of the Trade Mark in all jurisdictions for a period of 24 months, then, provided that Roger Gatewood is no longer an employee of the Acquired Companies (and their respective successors) and the covenants of Roger Gatewood set forth in Section 6.8 have expired, Standard Pacific shall, and shall cause its Affiliates to, upon written request of Roger Gatewood to Standard Pacific, and to the extent of their respective rights in the Trade Mark at such time, license to Roger Gatewood the right to use the Trade Mark in any jurisdiction requested by Roger Gatewood, other than the States of Florida, North Carolina and South Carolina and any other jurisdiction where the Trade Mark has been used at any time after the Closing Date by the Acquired Companies, Buyer or Standard Pacific or any of their respective Affiliates, successors or assigns. Such license agreement shall be in form and substance reasonably satisfactory to Buyer. The licensor shall not be required to make any representations as to the ownership, validity, enforceability or scope of the Trade Mark in the license agreement.

                  (c) Except as set forth in this Section 6.14, the Sellers shall not, and shall cause their Affiliates, including the Excluded Company, not to use the Trade Mark or any mark confusingly similar to the Trade Mark in any jurisdiction at any time.

         6.15     Payment of Debt of Related Parties.

                  (a) Prior to the Closing, the Sellers will cause all Debt owed to any Acquired Company by any of the Sellers or any of their Affiliates (including the Excluded Company, but excluding the other Acquired Companies) to be paid in full.

                  (b) Prior to the Closing, the Sellers shall cause the Excluded Company to satisfy in full all Debt incurred by the Excluded Company under the Credit Agreement and any other Contract pursuant to which any of the Acquired Companies is a guarantor or otherwise obligated.

         6.16 Release. In consideration of the payments of the Purchase Price by Buyer to the Sellers, each Seller hereby gives the following general release effective as of the Closing Date.

                  (a) Each Seller on behalf of himself or herself and his or her agents, successors and assigns, hereby irrevocably and unconditionally releases, acquits and forever discharges each of the Acquired Companies, Buyer and their respective Affiliates and their respective partners, shareholders, directors, officers and agents, and respective successors and assigns (collectively, the "Released Parties"), to the extent not prohibited by applicable law, from any and all charges, complaints, claims, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, remedies, costs, losses, debts, expenses and fees, of every type, kind, nature, description or character, whether known or

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

unknown, suspected or unsuspected, liquidated or unliquidated, including those arising out of or in connection with the Seller's employment with any of the Acquired Companies and any equity or other interests the Seller may have or claim to have in the Company (the "Claims"). Each Seller represents that he or she has not heretofore assigned or transferred or purported to have assigned or transferred to any Person any Claims released, acquitted and forever discharged herein. This general release shall not affect any rights that the Seller may have which arise solely under this Agreement, including payment of the Purchase Price, or that arise after the Closing Date.

                  (b) Each Seller acknowledges and agrees that the releases made herein constitute final and complete releases of the Released Parties with respect to all Claims. Seller expressly acknowledges and agrees that this general release is intended to include in its effect, without limitation, all Claims which Seller does not know or suspect to exist in his or her favor at the time hereof, and this general release contemplates the extinguishment of any and all such Claims. In this regard, Seller expressly waives the provisions of
Section 1542 of the California Civil Code, which state:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  Furthermore, each Seller hereby expressly waives and relinquishes any rights and benefits he or she may have under other statutes or common law principles of similar effect. Each Seller understands that the facts under which he or she gives this full and complete release and discharge of the Released Parties may hereafter prove to be different than now known or believed by him or her and Seller hereby accepts and assumes the risk thereof and agrees that his or her full and complete release and discharge of the Released Parties shall remain effective in all respects and not be subject to termination, rescission or modification by reason of any such difference in facts.

                  (c) Each Seller represents that he or she has not filed with any Governmental Entity any complaint, charge or lawsuit against any of the Released Parties involving any Claims released herein, and that, except as otherwise permitted by law, he or she will not do so at any time hereafter.

                  (d) Each Seller represents and acknowledges that in executing this general release he or she does not rely and has not relied upon any representation or statement not set forth herein made by any of the Released Parties or by any of the Released Parties' agents, representatives or attorneys with regard to the subject matter, basis or effect of this general release or otherwise.

                  (e) Without limiting the foregoing, each Seller agrees that he or she will not, directly or indirectly, (i) bring or cause to be brought, or encourage or participate in the prosecution of, any action, proceeding or suit seeking recovery by or on behalf of any Person from any Released Party of any amount in respect of, or Damages with respect to, any of the Claims, or (ii) defend any action, proceeding or suit in whole or in part on the grounds that any

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or all of the terms or provisions of this Section 6.16 are illegal, invalid, not binding, unenforceable or against public policy.

         6.17 Villa Rosa Property. Following the Closing Date, the Employee Sellers shall use their best efforts to cause Westfield Development to sell, by September 30, 2002, the fill dirt located at the Villa Rosa Property (the "Fill Dirt"), pursuant to a purchase and license agreement reasonably satisfactory to Westfield Development and Buyer (the "Fill Dirt License Agreement"), for not less than $250,000. If the Fill Dirt License Agreement is not entered into by Westfield Development on or before September 30, 2002, Roger Gatewood shall enter into the Fill Dirt License Agreement and purchase the Fill Dirt from Westfield Development on October 1, 2002, for $250,000 in cash. If the Fill Dirt License Agreement is entered into by Westfield Development on or before September 30, 2002, for less than $250,000, concurrent with the execution of the Fill Dirt License Agreement, Roger Gatewood shall pay to Westfield Development the difference between the price paid under the Fill Dirt License Agreement for the Fill Dirt and $250,000. Notwithstanding the foregoing, for purposes of (a) the Balance Sheet Date Financial Statements, the current zero valuation of the Fill Dirt as reflected on the Financial Statements will remain unchanged, and
(b) the Earnout, the Company Pre-Tax Income shall not include any net income of the Company and its Subsidiaries arising under the Fill Dirt License Agreement or from any payments by Roger Gatewood to Westfield Development under this
Section 6.17.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

         7.1 Survival of Representations and Warranties. The representations and warranties made in this Agreement shall survive for two years following the Closing Date. Notwithstanding the foregoing, the representations and warranties set forth in Sections 3.1, 3.3, 4.2, 4.3, 4.9, 4.10, 4.12, 4.13 and 5.4 shall survive for the applicable statute of limitations period.

         7.2      Indemnification.

                  (a) Each of the Sellers (other than the Gatewood Children Sellers) shall, jointly and severally, and the Gatewood Children Sellers shall severally, indemnify Standard Pacific, Buyer, their Affiliates (including the Acquired Companies following the Closing) and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Buyer Indemnified Parties") against and hold them harmless from any loss, Liability, diminution in value, claim, damage or expense (including reasonable legal fees and expenses) (collectively "Damages") suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of the Sellers contained in this Agreement or any of the other Transaction Documents (without giving effect to any supplement to the Sellers' Disclosure Schedule disclosing inaccuracies in the representations and warranties as of the date of this Agreement); (ii) any breach of any covenant of the Sellers contained in this Agreement (provided however, that each Seller shall be solely liable for a breach by such Seller of the covenants contained in
Section 6.8, and such liability shall not be joint); (iii) the business and operations of any business owned or operated by any of the Sellers or any of their Affiliates (other than the Acquired Companies, but including the Excluded Company) whether before or after the Closing Date; (iv) any Warranty Claims relating to homes sold by the Acquired

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Companies on or prior to the Closing Date, to the extent such Damages exceed the
Warranty Threshold and subject to the Maximum Warranty Amount; (v) any Damages relating to or arising from the sale of assets of Westfield Homes of Illinois, Inc. pursuant to that certain Asset Purchase Agreement between Westfield Homes of Illinois, Inc. and DRH Cambridge Homes, Inc., dated September 19, 2001; (vi) any Damages relating to ERISA or the Code arising from the relationship prior to the Closing Date of the Acquired Companies with Paychex, including under the Paychex Agreement; and (vii) any Damages relating to or arising from easements granted by any of the Acquired Companies in connection with development of the Villa Rosa projects located in Sarasota County, Florida. The express written waiver by Buyer and Standard Pacific of any condition set forth in Section 9.2 based on the inaccuracy of any representation or warranty, or on the nonperformance of or noncompliance with any covenant or obligation, will not preclude any right of Buyer or Standard Pacific or any other indemnified Person to indemnification, payment of Damages, or other remedy based on such representation, warranty, covenant, and obligation.

                  (b) Buyer and Standard Pacific shall, jointly and severally, indemnify the Sellers and their Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any Damages suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Standard Pacific or Buyer contained in this Agreement or any of the other Transaction Documents (without giving effect to any supplement to Buyer's Disclosure Schedule); and (ii) any breach of any covenant of Standard Pacific or Buyer contained in this Agreement. The express written waiver by the Sellers of any condition set forth in Section 9.3 based on the inaccuracy of any representation or warranty, or on the nonperformance of or noncompliance with any covenant or obligation, will not preclude any right of the Sellers to indemnification, payment of Damages, or other remedy based on such representation, warranty, covenant, and obligation.

         7.3 Time Limitations. Neither the Buyer and Standard Pacific, nor the Sellers will have any liability (for indemnification or otherwise) with respect to any representation or warranty contained in this Agreement, other than those in Sections 3.1, 3.3, 4.2, 4.3, 4.9, 4.10, 4.12, 4.13 and 5.4, unless on or before the date that is two years following the Closing Date, the party seeking indemnification notifies the party or parties from which it is seeking indemnification in writing of a claim for Damages specifying the factual basis of that claim in reasonable detail to the extent then known by such party. Subject to Sections 7.4(c) and (d), a claim with respect to Section 3.1, 3.3, 4.2, 4.3, 4.9, 4.10, 4.12, 4.13 and 5.4 may be made at any time prior to 90 days after the expiration of the applicable statute of limitations period.

         7.4      Other Limitations.

                  (a) The Sellers shall have no liability (for indemnification or otherwise) with respect to the matters described in Section 7.2(a)(i) (except for matters arising under Section 3.3 or Section 4.10 to which the threshold described in this Section 7.4(a) shall be inapplicable) until the total of all Damages with respect to such matters exceeds $250,000 (it being agreed and acknowledged by the parties that for purposes of determining whether the foregoing $250,000 threshold has been exceeded in the aggregate, the representations and warranties of the Sellers contained herein shall not be deemed qualified by any references herein to materiality generally

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or to whether any such breach results or may result in a Material Adverse Effect on the Acquired Companies), and then only for the amount by which such Damages exceed $250,000.

                  (b) Buyer and Standard Pacific will have no liability (for indemnification or otherwise) with respect to the matters described in
Section 7.2(b)(i) until the total of all Damages with respect to such matters exceeds $250,000 (it being agreed and acknowledged by the parties that for purposes of determining whether the foregoing $250,000 threshold has been exceeded in the aggregate, the representations and warranties of Buyer and Standard Pacific contained herein shall not be deemed qualified by any references herein to materiality generally or to whether any such breach results or may result in a Material Adverse Effect on Buyer or Standard Pacific), and then only for the amount by which such Damages exceed $250,000.

                  (c)      (i)      In no event will the Sellers' liability (for
         indemnification or otherwise) with respect to the matters in Section 7.2(a)(i) and (iv) exceed, in the aggregate, the Cap, provided, however,

                                    (A) the Sellers' liability for claims or
                  causes of action arising from fraud or arising from the representations and warranties contained in Sections 3.1, 3.2, 3.6, 4.2, 4.3 and 4.9 shall not be subject to the Cap (collectively, with fraud, the "Excluded Claims");

                                    (B) the Sellers' aggregate liability for
                  claims or causes of action arising from Warranty Claims that relate to real property developed or homes that close escrow on or before the Closing Date shall not exceed the Maximum Warranty Amount (subject to the Warranty Threshold);

                                    (C) the Sellers' aggregate liability for
                  claims from or causes of action arising from the representations and warranties contained in Sections 3.4, 3.5, 4.1, 4.5(e), 4.6, 4.8, 4.11, 4.14, 4.16, 4.17, 4.18, 4.19,
                  4.20 and 4.21 shall not exceed $6,000,000;

                                    (D) after the third anniversary of the
                  Closing Date, the Sellers' aggregate liability for all claims under Section 7.2(a)(i) and (iv) arising after such date, other than the Excluded Claims, shall not exceed (1) $6,000,000 less (2) all indemnification payments made by the Sellers for claims or causes of action arising under Section 7.2(a)(i) and (iv) from the Closing Date through the third anniversary of the Closing Date (and if such sum is negative, then the Sellers shall have no further liability for such claims, other than the Excluded Claims); and

                                    (E) from and after the fifth anniversary of
                  the Closing Date, the Sellers shall have no further liability for claims under Section 7.2(a)(i) and (iv) arising after such date, other than for the Excluded Claims which shall survive.

                  (ii) For purposes of this Section 7.4(c), a claim shall be deemed to have arisen on the date Buyer or Standard Pacific provide notice to the indemnifying party of such claim for Damages specifying the factual basis of such claim in reasonable detail to the extent then known by Buyer and Standard Pacific.

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                  (iii)    If the Sellers indemnify Buyer or a Subsidiary of
         Buyer for Damages which Buyer or any of its Subsidiaries subsequently reimburse to the Sellers, such reimbursed amount shall not count against the limits set forth in this Section 7.4(c).

                  (d) In no event will the liability of Buyer and Standard Pacific (for indemnification or otherwise) with respect to the matters in
Section 7.2(b)(i) exceed, in the aggregate, the Cap, provided, however, claims or causes of action arising from fraud, shall not be subject to the Cap.

                  (e) If Buyer or Standard Pacific seek indemnification hereunder for any Warranty Claim, Buyer and Standard Pacific shall comply with
Section 6.11(a) in seeking timely insurance recoveries.

                  (f) Prior to commencing any arbitration against the Sellers seeking indemnification hereunder, Buyer will, to the extent it can, first utilize its rights to offset against amounts due under the Earnout; provided, however, that this requirement will not apply if (i) the claim in question arises more than 120 days prior to the next scheduled Earnout Payment or (ii) if the amount of such claim exceeds Buyer's good faith projection of the amount of such next scheduled Earnout Payment. Buyer may retain such amount of the Earnout Payment as it reasonably believes is an adequate reserve against any claims of which it has been advised and which may be covered by indemnification hereunder, whether or not liquidated. To the extent Buyer offsets any amount owed to it against an Earnout Payment under this Section 7.4(f), Buyer shall offset such amount against the Earnout Payment, and then pay the remainder, if any, to each Person, in proportion to their interest in the Earnout Payment.

                  (g) If Buyer or Standard Pacific commence any arbitration seeking indemnification hereunder, or legal proceedings to enforce any such arbitration award, they shall use their commercially reasonable efforts (for a period of 30 days) to serve, and join in such action, all of the Sellers potentially liable therefor. Notwithstanding the foregoing, (i) each of the Sellers (other than the Gatewood Children Sellers) shall be jointly and severally liable to the Buyer Indemnified Parties hereunder for 100% of the Damages to which the Buyer Indemnified Parties are entitled under this Agreement, and (ii) Buyer and Standard Pacific shall have no obligation to exhaust remedies against any Seller before proceeding or enforcing against any other Seller. Nothing herein shall effect the rights of such Sellers to contribution from the other Sellers.

         7.5 Set-Off. In addition to any rights of set-off, off-set or other rights that Buyer or Standard Pacific may have at common law, by statute or otherwise, Buyer and Standard Pacific shall have the right to set-off against any amount that Buyer or Standard Pacific would otherwise be required to pay to any Seller any amounts owing by the Sellers to Buyer pursuant to this Article VII; provided, however, that notwithstanding Buyer or Standard Pacific's exercise of the right to set-off described in this Section 7.5, Buyer, Standard Pacific and the Sellers shall remain obligated to comply with their respective obligations described in Section 7.6. Standard Pacific shall cause Buyer to provide written notice to the Sellers of the nature and reason for any set-off that occurs pursuant to this Section 7.5.

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         7.6      Procedures Relating to Indemnification Involving Third Party
                  Claims.

                  (a) In order for an indemnified party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the indemnified party (a "Third Party Claim"), such indemnified party must promptly notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall promptly deliver to the indemnifying party after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim. In the event the provisions of Section 8.4 are inconsistent with any provision of this Article VII, the provisions of Section 8.4 shall control with respect to the contest of tax matters. In the event that more than one Seller is an indemnifying party hereunder, the indemnified party may provide the notices and other communications required pursuant to this Section 7.6 solely to the Sellers' Representative (or such other person selected by the Sellers based on their Pro Rata Portion and provided in writing to the indemnified party).

                  (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it promptly so chooses and acknowledges its obligation to indemnify the indemnified party therefore, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by the indemnified party and provided further, that if the indemnified party reasonably believes that the Damages that will be recovered by such third parties may exceed the indemnification obligations of the indemnifying parties (giving effect to the prior indemnification payments made by the indemnifying parties, other claims pending, and the limitations set forth in Section 7.4), then the indemnified party shall have the right, but not the obligation, to assume such defense. Should the indemnifying party assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense.

                  (c) The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party in connection with a Third Party Claim for any period during which the indemnifying party has failed to assume the defense thereof. In connection with any Third Party Claim, the indemnified party and the indemnifying party shall cooperate with in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnified or indemnifying party's request) the provision to such party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

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                  (d)      If the indemnifying party shall have assumed the
defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party. If the indemnifying party shall not have assumed the defense of a Third Party Claim, the indemnified party may settle, compromise or discharge, such Third Party Claim in good faith without the indemnifying party's prior consent.

                  (e) Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if:

                           (i)   the Third Party Claim seeks an order,
         injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages, or

                           (ii) the indemnified party reasonably determines, after conferring with its outside counsel, that joint representation would be expected to give rise to a conflict of interest.

                  If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. All claims under Section 7.2 other than Third Party Claims shall be governed by Section 7.7.

         7.7 Other Claims. A claim for indemnification for any matter not involving a Third Party Claim may be asserted by written notice to the party from whom indemnification is sought and shall be paid promptly after receipt of such notice.

         7.8 Sole and Exclusive Remedy. Should the Closing occur, except as set forth in the Confidentiality Agreement and Section 6.8(e), (i) Buyer and Standard Pacific's sole and exclusive remedies for any breach of the representations, warranties or covenants of the Sellers under this Agreement and any other Transaction Documents (other than claims of or causes of action arising from fraud), shall be the remedies provided in this Article VII and
Article VIII, and Buyer and Standard Pacific hereby waive, from and after the Closing, any and all other remedies (other than claims of or causes of actions arising from fraud) which may be available at law or equity for any breach or alleged breach of the representations, warranties and covenants of the Sellers hereunder, and (ii) the Sellers' sole and exclusive remedies for any breach of the representations, warranties or covenants of Buyer and Standard Pacific under this Agreement and any other Transaction Documents (other than claims of or causes of action arising from fraud), shall be the remedies provided in this
Article VII and Article VIII, and each of the Sellers hereby waives, from and after the Closing, any and all other remedies (other than claims of or causes of actions arising from fraud) which may be available at law or equity for any breach or alleged

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breach of the representations, warranties and covenants of Buyer and Standard
Pacific hereunder. Notwithstanding the foregoing, nothing herein will limit the right of any party to seek injunctive or other equitable relief for any breach or alleged or threatened breach of any covenant in this Agreement or any other Transaction Document.

                                  ARTICLE VIII
                                   TAX MATTERS

         8.1      Section 338(h)(10) Elections.

                  (a) The parties intend that the acquisition by Buyer of the stock of the Company qualify as a "qualified stock purchase" under Section 338 of the Code. At Buyer's request, the Sellers shall join Buyer in making a timely election under Section 338(h)(10) of the Code and any comparable election under state or local law with respect to the acquisition of the Shares acquired pursuant to this Agreement (the "Section 338(h)(10) Election"). Buyer and the Sellers shall be jointly responsible for the preparation and filing of all forms that are necessary to effect the Section 338(h)(10) Election, including without limitation an IRS Form 8023. Buyer and the Sellers shall execute and timely file IRS Forms 8023 and all other forms, returns, elections, schedules and documents required to effect and preserve timely the Section 338(h)(10) Election. After the Closing Date, each party shall cooperate with the other and shall take all actions reasonably requested by the other to assure timely and accurate filing of the Section 338(h)(10) Election.

                  (b) In connection with the Section 338(h)(10) Election, the parties agree that as of the Closing Date the fair market values of the assets and liabilities deemed purchased for purposes of the computation of the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of the Acquired Companies with respect to which a Section 338(h)(10) Election is to be made and the allocation of such Aggregate Deemed Sale Price among such assets in accordance with Section 338 of the Code is as set forth on Schedule 8.1(b), as the same may be adjusted by Buyer and Standard Pacific in their good faith reasonable judgment solely to reflect (i) changes between the Balance Sheet Date Financial Statements and the financial statements used to calculate the Estimated Balance Sheet Date Net Book Value, and (ii) the financial results of operations of the Acquired Companies between the Balance Sheet Date and the Closing Date (the "Allocation Agreement"). Subject to Section 8.1(d), Standard Pacific, Buyer and the Sellers shall act, and shall cause their respective Affiliates to act, in accordance with the allocations contained in the Allocation Agreement in any relevant Tax Returns or similar filings.

                  (c) The Sellers, Standard Pacific and Buyer agree that, except as required by a final determination with any tax authority, they will report, and will cause their respective Affiliates to report, the transfers under this Agreement consistent with the Section 338(h)(10) Election and will not take, or cause to be taken, any action in connection with the filing of any Tax Return on behalf of the Sellers, Standard Pacific, Buyer, or their Affiliates or otherwise that would be inconsistent with or prejudice the Section 338(h)(10) Election or the Allocation Agreement, and they will take all steps necessary to obtain comparable treatment, where applicable, for state income Tax purposes.

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

                  (d)      (i)   In the event a Section 338(h)(10) Election is
         made and the allocation set forth in the Allocation Agreement for purposes of the Section 338(h)(10) Election changes as a result of a tax determination, accounting determination or otherwise, such that the after-tax amount received by the Sellers from this transaction is decreased, Buyer agrees to pay to the Sellers, in their Pro Rata Portion, an amount in cash such that the after-tax amount received by the Sellers from this transaction equals the after-tax amount that the Sellers would have received as a result of this transaction if the
         Section 338(h)(10) Election had been made based on the values set forth in the Allocation Agreement (the "Seller Gross-Up Amount").

                           (ii)  In the event (A) a Section 338(h)(10)
         Election is not made, or (B) the allocation set forth in the Allocation Agreement for purposes of the Section 338(h)(10) Election changes as a result of a tax determination, accounting determination or otherwise, in either case such that the after-tax amount received by the Sellers from this transaction is increased, the Sellers agree to pay to Buyer, in their Pro Rata Portion, an amount in cash such that the after-tax amount received by the Sellers from this transaction equals the after-tax amount that the Sellers would have received as a result of this transaction if the Section 338(h)(10) Election had been made based on the values set forth in the Allocation Agreement (the "Buyer Gross-Up Amount"). The Seller Gross Up Amount, or the Buyer Gross Up Amount, as applicable, is referred to herein as the "Gross Up Amount").

                           (iii) The Gross-Up Amount shall be computed assuming each Seller is taxable at the maximum marginal federal tax rate applicable in 2002. Buyer shall provide to the Sellers the initial computation of the Gross-Up Amount within a reasonable time following the Closing Date. The Sellers shall have the right to review and comment on such computations and, in the event the parties are unable to resolve any differences, they shall appoint an Unrelated Accounting Firm to finally resolve such differences and the Gross-Up Amount as so resolved shall be paid either (A) to the Sellers, no later than five days prior to the due date of Taxes (including payments of estimated Taxes) resulting from the making of the Section 338(h)(10) Election, or
         (B) to Buyer within five days after resolution of the Gross Up amount, but no later than December 31, 2002. The parties agree that any Gross Up Amounts paid hereunder shall be deemed to be an adjustment to the Purchase Price. The parties further agree that all Tax Returns of the Company and the Sellers shall be prepared in a manner consistent with the computations that form the basis for the calculation of the Gross-Up Amount, and further agree not to take any position inconsistent with such calculations.

         8.2      Indemnification Obligations With Respect to Taxes.

                  (a) The Sellers shall be responsible for, and shall indemnify, defend and hold harmless Standard Pacific, Buyer and the Acquired Companies from and against:

                           (i) all Taxes of the Acquired Companies due with respect to periods ending on or prior to the Balance Sheet Date including, without limitation, any Taxes resulting from the Corporate Dividend;

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                           (ii)  all Taxes of the Acquired Companies that are
         due with respect to periods ("Straddle Periods") that include but do not end on the Balance Sheet Date to the extent attributable to the portion of the Straddle Period ending at the close of business on the Balance Sheet Date;

                           (iii) all losses resulting from any inaccuracy in or breach of the representations and warranties with respect to tax matters that are contained in Section 4.8 or in this Article VIII and any covenants contained in this Agreement with respect to tax matters (without giving effect to any supplement to the Sellers' Disclosure Schedule delivered after the date hereof), or contained in any certificate or other Transaction Document delivered pursuant hereto; and

                           (iv) all losses imposed on or sustained by Buyer or its Affiliates (including the Acquired Companies after the Closing
         Date), directly or indirectly, by reason of or in connection with the foregoing amounts.

                  (b) Buyer shall be responsible for, and shall indemnify, defend and hold harmless the Sellers from and against:

                           (i) all Taxes of the Acquired Companies that are due with respect to periods commencing after the Balance Sheet Date;

                           (ii) all Taxes of the Acquired Companies that are due with respect to Straddle Periods to the extent attributable to the portion of the Straddle Period commencing with the Balance Sheet Date;

                           (iii) all losses resulting from any breach of any covenants of Standard Pacific and Buyer contained in this Agreement with respect to tax matters or contained in any certificate or other Transaction Document delivered by Standard Pacific and Buyer pursuant hereto; and

                           (iv) all losses imposed on or sustained by the Sellers or their Affiliates, directly or indirectly, by reason or in connection with the foregoing amounts.

                  (c) For purposes of this Article VIII, whenever it is necessary to determine the liability for Taxes of the Acquired Companies for a Straddle Period, the determination of the Taxes for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Balance Sheet Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Balance Sheet Date and the other which began at the beginning of the day following the Balance Sheet Date, and items of income, gain, deduction, loss or credit, and state and local apportionment factors of the Acquired Companies for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the Acquired Companies were closed at the close of business on the Balance Sheet Date, provided however, (i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation; and (ii) periodic taxes, such as real and personal property taxes, shall be apportioned ratably between such periods on a daily basis.

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                  (d)      Notwithstanding anything to the contrary in this
Agreement (including provisions set forth in Section 7.4 of this Agreement), the obligations of the Sellers and Buyer under this Article VIII shall be unconditional and absolute, shall not be limited, shall not be subject to a deductible, threshold, cap, or similar concept, and shall remain in effect until 90 days after the expiration of all applicable statutes of limitation as to time.

         8.3      Tax Returns and Payment Responsibility.

                  (a) The Sellers will be responsible for and will cause to be prepared and duly filed (i) all Tax Returns of the Acquired Companies that are due before the Balance Sheet Date, and (ii) all Tax Returns of the Acquired Companies that are income Tax Returns for all taxable periods ending on or before the Balance Sheet Date. The Sellers shall pay any Taxes due in respect of the Tax Returns described in the preceding sentence. Buyer shall file or cause to be filed when due all Tax Returns with respect to the Acquired Companies, other than those that are the responsibility of the Sellers pursuant to this paragraph. Without affecting the indemnification obligations of the Sellers under this Agreement, in the event that the Sellers fail to prepare and file or cause to be prepared and filed any Tax Return that they are required to file pursuant to this paragraph, Buyer shall have the right, but not the obligation, to prepare and file all such Tax Returns at their expense. The Sellers shall pay by wire transfer to Buyer the Taxes for which they are liable pursuant to this
Article VIII (including Taxes set forth in Section 8.2(a)(i) and (ii)), but which are payable with Tax Returns to be filed by Buyer pursuant to this section at least three days prior to the due date for the payment of such Taxes.

                  (b) All Tax Returns that are to be prepared and filed by Buyer pursuant to the preceding paragraph and that relate to Taxes for which the Sellers are liable under this Article VIII (including Straddle Period Tax Returns) shall be submitted to the Sellers not later than 15 days prior to the due date for filing of such Tax Returns (or if such due date is within 45 days following the Closing Date, as promptly as practicable following the Closing
Date). The Sellers shall have the right to review such Tax Returns and to review all work papers and procedures used to prepare any such Tax Return. If the Sellers' Representative, within 10 days after delivery of any such Tax Return, notifies Buyer in writing that it objects to any of the items in such Tax Return, the parties shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) by an internationally recognized independent accounting firm chosen by both Buyer and the Sellers. Upon resolution of all such items, the relevant Tax Return shall be filed on that basis. The costs, fees and expenses of such accounting firm shall be borne equally by Buyer and the Sellers.

                  (c) Buyer shall not (and shall not cause or permit the Acquired Companies to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Acquired Companies with respect to any taxable year or period ending on or before the Balance Sheet Date or with respect to any Straddle Period without the prior written consent of the Sellers' Representative, which consent may not be unreasonably withheld or delayed. The Sellers shall not amend, refile, or otherwise modify any such Tax Return if such action could have an adverse affect on the liability of the Acquired Companies, without the prior written consent of Buyer, which consent may not be unreasonably withheld or delayed.

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

                  (d) All sales, use, transfer and other similar Taxes, including any stock or asset transfer stamp Taxes shall be borne jointly and severally by the Sellers.

         8.4      Contest Provisions.

                  (a)      In the event (i) any Seller or their Affiliates or
(ii) Buyer or its Affiliates receive notice of any pending or threatened Tax audits or assessments or other disputes concerning Taxes with respect to which the other party may incur liability under this Article VIII, the party in receipt of such notice shall promptly notify the other party of such matter in writing, provided that failure to comply with this provision shall not affect a party's right to indemnification hereunder unless such failure materially adversely affects the party's ability to challenge such Tax audits or assessments.

                  (b) The Sellers shall have the sole right to represent the interests of the Acquired Companies in any Tax audit or administrative or court proceeding relating to any Tax for any taxable period ending on or before the Balance Sheet Date, and to employ counsel of their choice at their expense. Notwithstanding the foregoing, the Sellers shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes with respect to any Tax Return of any of the Acquired Companies that is not prepared on a consolidated, combined or unitary basis which would adversely affect the liability for Taxes of Buyer or the Acquired Companies for any period after the Balance Sheet Date to any extent (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of the loss or credit carry forwards) without the prior written consent of Buyer, which consent shall not be unreasonably withheld, and such consent shall not be necessary to the extent that the Sellers have indemnified Buyer against the effect of any such settlement.

                  (c) Buyer shall have the sole right to represent the interests of the Acquired Companies in any Tax audit or administrative or court proceeding relating to Taxes with respect to taxable periods including (but not ending on) or beginning after the Balance Sheet Date and to employ counsel of its choice at its expense, provided that Buyer shall not be entitled to settle, either administratively or after the commencement of litigation, any claim regarding Taxes that would adversely affect the liability of the Sellers for any Taxes for any period ending on or before the Balance Sheet Date or for any Straddle Period, without the prior consent of the Sellers' Representative, which consent shall not be unreasonably withheld and shall not be required to the extent that Buyer has indemnified the Sellers against the effects of such settlement. Where consent to a settlement is withheld by the Sellers' Representative pursuant to this section, the Sellers may continue or initiate any further proceedings at their own expense, provided that the liability of Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted from the settlement or amended return.

         8.5 Assistance and Cooperation. After the Closing Date, the Sellers, on the one hand, and Buyer, on the other hand, shall (and shall cause their respective Affiliates to): (a) assist the other party in preparing and filing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article VIII; (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the

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Acquired Companies; (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Acquired Companies; (d) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Acquired Companies for taxable periods for which the other may have a liability under this Article VIII; and (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

         8.6 Retention of Records. After the Closing Date, the Sellers, Buyer and the Acquired Companies will preserve all information, records or documents relating to liabilities for Taxes of the Acquired Companies until six months after the expiration of any applicable statute of limitations (including extensions thereof) with respect to the assessment of such Taxes, provided that neither party shall dispose of any of the foregoing items without first offering such items to the other party.

         8.7      Other Provisions. The provisions of this Article VIII (and not
Section 7.2) shall govern all indemnity claims with respect to Tax matters of the Acquired Companies and the purchase of the Shares pursuant to this Agreement. All indemnity payments under this Agreement and any adjustment to any payment of the Purchase Price as described in Section 2.3 shall be treated as an adjustment to the Purchase Price paid for the Shares for tax purposes.

                                   ARTICLE IX
                                   CONDITIONS

         9.1 Conditions to Each Party's Obligation to Effect the Stock Purchase. The respective obligations of each party to effect the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

                  (a) All filings with any Governmental Entity required to be made prior to the Closing Date by the Sellers, Buyer, Standard Pacific or any of their respective Affiliates, and all consents of any Governmental Entity required to be obtained prior to the Closing Date by the Sellers, Buyer, Standard Pacific or any of their respective Affiliates in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by the Sellers, Buyer and Standard Pacific shall have been made or obtained (as the case may be).

                  (b) No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order, whether temporary, preliminary or permanent (collectively, an "Order") that is in effect and restrains, enjoins or otherwise prohibits, materially delays, makes illegal, or would be violated by consummation of the transactions contemplated in this Agreement.

         9.2 Conditions to Obligations of Buyer and Standard Pacific. The obligations of Buyer and Standard Pacific to effect the Stock Purchase are also subject to the satisfaction or waiver by Buyer and Standard Pacific at or prior to the Closing Date of the following conditions:

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

                  (a) each of the representations and warranties of the Sellers set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall each be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date (without giving effect to any amendment or supplement to the Sellers' Disclosure Schedule) as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

                  (b) the Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

                  (c) Buyer shall have been furnished with a certificate, executed by the Sellers' Representative, dated the Closing Date, certifying as to the fulfillment of the conditions in Sections 9.2(a) and (b);

                  (d) all consents required under the Material Contracts in connection with the execution, delivery and performance of this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including, to the extent necessary, consents to the prepayment of all Debt of the Acquired Companies as contemplated by Section 2.2(a)(iii), shall been obtained by the Sellers on terms that are not materially burdensome, shall be in full force and effect and shall have been delivered to Buyer;

                  (e) Buyer shall have received opinions dated the Closing Date of counsel to Sellers, substantially in the form of Exhibit D-1 from Bricklemyer, Smolker & Bolves, P.A., substantially in the form of Exhibit D-2 from Hill, Ward & Henderson, P.A., substantially in the form of Exhibit D-3 from Kennedy Covington, and substantially in the form of Exhibit D-4 from Ungaretti & Harris;

                  (f) there shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success), (A) seeking to obtain from Buyer, Standard Pacific or any Affiliate thereof, in connection with the purchase and sale of the Shares or the other transactions contemplated hereby any money damages; (B) seeking to prohibit or limit the ownership or operation by Buyer, Standard Pacific or any of the Acquired Companies, of any material portion of the business or assets of Buyer, Standard Pacific or any of the Acquired Companies, or to compel Buyer, Standard Pacific or any of the Acquired Companies to dispose of or hold separate any material portion of the business or assets of Buyer, Standard Pacific or the Acquired Companies, in each case as a result of the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement; (C) seeking to impose limitations on the ability of Buyer or Standard Pacific to acquire or hold, or exercise full rights of ownership of the Shares, including the right to vote the Shares on all matters properly presented to the shareholders of the Company; (D) seeking to prohibit Buyer or Standard Pacific from effectively controlling in any material respect the business or operations of any of the Acquired Companies; (E) claiming that such Person is a beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Capital Stock of any of the Acquired Companies or is entitled to any portion of the Purchase Price; or (F) that may otherwise have the effect of preventing, materially delaying, or

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

otherwise materially interfering with the transaction contemplated by this Agreement and the other Transaction Documents;

                  (g) since the date of this Agreement, there shall have been no event, change, occurrence or circumstance having, or which could have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies;

                  (h) Buyer shall have received the resignations of the directors of the Acquired Companies pursuant to Section 6.9;

                  (i) Buyer shall have received a duly executed and delivered copy of a United States Internal Revenue Service Form 8023 from each of the Sellers( and, to the extent any information in such forms is not available on the Closing Date, such information may be added by Standard Pacific, subject to the reasonable prior approval of the Sellers'
Representative), and each of the Sellers shall have delivered such other documents Standard Pacific deems reasonably necessary or advisable for an election under Section 338(h)(10) of the Code and any comparable election under state or local law with respect to the transactions contemplated hereby, each in a form reasonably satisfactory to Standard Pacific;

                  (j) all assets of the Acquired Companies shall be free and clear of all Liens and Buyer shall have received original UCC Termination Statements and mortgage reconveyances suitable for filing with the appropriate authorities to evidence the release of such Liens;

                  (k) Buyer shall have received such other documents as Buyer reasonably requests evidencing the satisfaction of any condition referred to in this Section 9.2.;

                  (l) each of the Employee Sellers shall have entered into his respective Employment Agreement;

                  (m)      the Stockholder Agreement shall have been terminated;
and

                  (n) the Wells Fargo Agreement shall have been amended to the reasonable satisfaction of Standard Pacific.

         9.3 Conditions to Obligations of the Sellers. The obligations of the Sellers to effect the Stock Purchase are also subject to the satisfaction or waiver by the Sellers prior to the Closing Date of the following conditions:

                  (a) each of the representations and warranties of Buyer and Standard Pacific set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall each be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date (without giving effect to any amendment or supplement to Buyer's Disclosure Schedule) as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

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

                  (b) Buyer and Standard Pacific shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

                  (c) the Sellers' Representative shall have been furnished with a certificate, executed by a duly authorized officer of Buyer, dated the Closing Date, certifying as to the fulfillment of conditions in Sections 9.3(a) and (b);

                  (d) Buyer shall have delivered to each Seller, such Seller's Pro Rata Portion of the Closing Payment;

                  (e) the Sellers shall have received an opinion dated the Closing Date of Gibson, Dunn & Crutcher LLP, counsel to Buyer, substantially in the form of Exhibit E; and

                  (f) the Sellers shall have received such other documents as the Sellers' Representative reasonably requests evidencing the satisfaction of any condition referred to in this Section 9.3.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination by Mutual Consent. This Agreement may be terminated and the Stock Purchase may be abandoned at any time prior to the Closing Date, by mutual written consent of the Sellers, Buyer and Standard Pacific.

         10.2 Termination by Either Buyer or the Sellers. This Agreement may be terminated and the Stock Purchase may be abandoned at any time prior to the Closing Date by either Standard Pacific and Buyer or the Sellers if any Order permanently restraining, enjoining or otherwise prohibiting the Stock Purchase shall be entered and such Order is or shall have become nonappealable, provided that (i) the party seeking to terminate this Agreement shall have complied with its obligations under Section 6.2 with respect to the removal or lifting of such Order, and (ii) the noncompliance with this Agreement by the party seeking to terminate this Agreement shall not have been the proximate cause of the issuance of the Order.

         10.3 Termination by Sellers. This Agreement may be terminated and the Stock Purchase may be abandoned at any time prior to the Closing Date, by the Sellers if:

                  (a)      (i)   the Stock Purchase shall not have been
         consummated on or before August 31, 2002, or

                           (ii) any of the conditions set forth in Section 9.1 or 9.3 shall have become incapable of fulfillment;

provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to the Sellers if any of them has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure referenced in this subsection
(a); or

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

                  (b) there has been a material breach by Buyer or Standard Pacific of any representation, warranty, covenant or agreement of Standard Pacific and Buyer contained in this Agreement that is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice of such breach is given by the Sellers to Buyer and Standard Pacific and (ii) the date referred to in subsection (a).

         10.4 Termination by Buyer. This Agreement may be terminated and the Stock Purchase may be abandoned at any time prior to the Closing Date by Buyer and Standard Pacific if:

                  (a)      (i)   the Stock Purchase shall not have been
         consummated on or before August 31, 2002, or

                           (ii)  any of the conditions set forth in Section
         9.1 or Section 9.2 shall have become incapable of fulfillment;

provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to Buyer or Standard Pacific if they have breached in any material respect their obligations under this Agreement in any manner that shall have proximately contributed to the failure referred to in this subsection (a); or

                  (b) there has been a material breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement that is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice of such breach is given by Buyer or Standard Pacific to the Sellers' Representative, and (ii) the date referred to in subsection (a).

         10.5 Effect of Termination. Each party's right of termination under this Article X is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated, all further obligations of the parties under this Agreement will terminate, except that Sections 6.3 and 6.5 and Article XI hereof and the Confidentiality Agreement entered into between Standard Pacific and the Company on February 13, 2002 (the "Confidentiality Agreement"), will survive. Notwithstanding the foregoing, if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1     Entire Agreement; Assignment.

                  (a) This Agreement (including the documents, schedules, exhibits and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, and all contemporaneous oral agreements and understandings among the parties with respect to the subject matter hereof, except for (i) the provisions of the Confidentiality Agreement not inconsistent herewith, and (ii) the compensation

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provisions set forth in those certain letters from Standard Pacific to each
Employee Seller regarding "Proposed Employee Compensation," dated August 2, 2002. Except for express representations, warranties and covenants of Standard Pacific, Buyer, and the Sellers contained herein, in the Transaction Documents, or made by the executive officers or other authorized officers of such Persons in writing after the date hereof, there are no representations or warranties whatsoever by or on behalf of the Sellers, their Affiliates or agents relating to the Acquired Companies, on the one hand and Standard Pacific, Buyer, their Affiliates or agents relating to Standard Pacific, Buyer or the Standard Pacific Common Stock, on the other hand.

                  (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties hereto; provided, however, that Buyer may assign all or a portion of its rights and obligations under this Agreement to any Subsidiary of Standard Pacific without the consent of the Sellers (which such assignment shall not relieve Buyer of any obligation or liability under this Agreement).

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.2 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and in lieu of such invalid or unenforceable provision there shall be automatically added as part of this Agreement a valid and enforceable provision as similar in terms to the invalid or unenforceable provision as possible, provided that this Agreement as amended, (i) reflects the intent of the parties hereto, and (ii) does not change the bargained for consideration or benefits to be received by each party hereto.

         11.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

         If to Standard Pacific or Buyer:

         Standard Pacific Corp.
         15326 Alton Parkway
         Irvine, California  92618
         Attn: Clay A. Halvorsen
         Facsimile Number: (949) 789-1609

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, California  90071-3197
                  Attn: Gregory L. Surman
                  Facsimile Number: (213) 229-7520

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

         If to the Sellers (prior to the Closing) or the Sellers' Representative (post-Closing):

         Westfield Homes USA, Inc.
         4300 W. Cypress Street, Suite 980
         Tampa, Florida 33607
         Attn:  Roger Gatewood
         Facsimile Number: (813) 874-0700

                  with a copy to:
                  Sack & Harris, P.C.
                  8270 Greensboro Drive, Suite 630
                  McLean, Virginia 22101
                  Attention:  James M. Sack
                  Facsimile Number: (703) 883-0108

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

         11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws or rules that might otherwise govern under applicable principles of conflicts of laws thereof. In the event of the bringing of any action or suit by a party hereto against another party hereunder arising out of or relating to this Agreement, which claim or suit is for equitable relief, or to enforce any resolution, opinion or order of an arbitrator pursuant to Section 11.12, or is not subject to arbitration, as determined pursuant to Section 11.12, then in that event, (i) the sole forum for resolving such disputes shall be the state and federal courts located in Tampa, Florida, and each of the parties hereby irrevocably submits to such exclusive jurisdiction, and (ii) the prevailing party in such action or dispute, whether by final judgment, or out of court settlement shall be entitled to have and recover of and from the non-prevailing parties all costs and expenses of suit, including actual attorneys' fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees (collectively "Costs") incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in (a) appeals, (b) post-judgment motions, (c) contempt proceeding, (d) garnishment, levy, and debtor and third party examination, (e) discovery, and
(f) bankruptcy litigation. This paragraph shall survive any termination of this Agreement and the Closing.

         11.5 Construction. The headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless the context clearly requires otherwise "or" is not exclusive, and "includes" means "includes, but is not limited to."

         11.6 Counterparts. This Agreement may be executed in counterparts, including facsimile counterparts, each of which shall be deemed to be an original, but all of which shall

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

constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective delivery of a manually executed counterpart to this Agreement.

         11.7 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, including any employee or former employee of the Acquired Companies (or any beneficiary or dependent thereof).

         11.8 Waiver. No waiver of any breach of the provisions of this Agreement will be deemed to have been made by any party, unless such waiver is expressed in writing and signed by the party against which it is to be enforced. The waiver by any party of any right under this Agreement or to a remedy for the breach of any of the provisions herein shall not operate nor be construed by the breaching party as a waiver of the non-breaching party's remedies with respect to any other or continuing or subsequent breach.

         11.9 Amendments. No amendment or modification in respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

         11.10 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other party hereto may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

         11.11 Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

         11.12 Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in Tampa, Florida, before a sole arbitrator, in accordance with the laws of the State of Florida for agreements made in and to be performed in that State. If any dispute, claim or controversy arising out of or relating to this Agreement or any other Transaction Document arises at the same time and relates to the same or similar facts, claims or events as a dispute, claim or controversy relating to or arising out of the employment of any Seller by Buyer or any of the Acquired Companies or the License Agreement, such disputes, claims or controversies shall, to the extent practicable, be combined in one arbitration proceeding, and in such event, the provisions of this Agreement governing dispute resolution shall supersede any provisions relating to such matters in any employment agreement between any such Seller and any Acquired Company or any Affiliate of the Acquired Companies or in the License Agreement, as applicable. The arbitration shall be administered by the American Arbitration Association pursuant to Commercial Arbitration Rules including the Emergency Interim Relief Procedures, and judgment on the award rendered by the arbitrator may be entered in any court set forth in Section 11.4. The sole arbitrator shall be a retired or former district court or appellate court judge of a United States District Court or United States Court of Appeals. The Federal Rules of

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

Evidence shall govern the admissibility of evidence during the arbitration. The arbitrator will have no authority to award punitive or other damages not measured by the prevailing party's actual damages, except as may be required by statute. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, expert costs and fees, and attorneys' fees. In absence of a determination of a prevailing party, the parties shall split equally all expenses of the arbitration and shall bear their own attorneys', expert, and witness fees and costs. The decision and award of the arbitrator shall be accompanied by a reasoned opinion.

                            [Signature page follows]

                   [SIGNATURE PAGE - STOCK PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

"STANDARD PACIFIC"
Standard Pacific Corp.,
a Delaware corporation


By:   /s/ Stephen J. Scarborough             By:   /s/ Michael C. Cortney
      ------------------------------------         -----------------------------
Name: Stephen J. Scarborough                 Name: Michael C. Cortney
Title Chief Executive Officer and            Title President
      Chairman of the Board

"BUYER"
WF Acquisition, Inc.,
a Delaware corporation


By:   /s/ Stephen J. Scarborough             By:   /s/ Michael C. Cortney
      ------------------------------------         -----------------------------
Name: Stephen J. Scarborough                 Name: Michael C. Cortney
Title Chief Executive Officer and            Title President
      Chairman of the Board

"SELLERS"

By:   /s/ Roger Gatewood                     By:   /s/ Frank Baker
      ------------------------------------         -----------------------------
Name:        Roger Gatewood                  Name:         Frank Baker


By:   /s/ John Schlichenmaier                By:   /s/ Andrew Berger
      ------------------------------------         -----------------------------
Name:        John Schlichenmaier             Name:         Andrew Berger


By:   /s/ Robert Suida                       By:   /s/ Brian Harris
      ------------------------------------         -----------------------------
Name:        Robert Siuda                    Name:         Brian Harris

By:   /s/ David Pelletz                      By:   /s/ Lindsey Gatewood
      ------------------------------------         -----------------------------
Name:        David Pelletz                   Name:          Lindsey Gatewood

Roger B. Gatewood Irrevocable                Roger B. Gatewood Irrevocable
Trust for Catherine Gatewood, dated          Trust for Elizabeth Gatewood, dated
May 16, 1988                                 May 16, 1988


By:   /s/ Arthur S. Gatewood                 By:   /s/ Arthur S. Gatewood
      ------------------------------------         -----------------------------
Name:        Arthur S. Gatewood, Trustee     Name:  Arthur S. Gatewood, Trustee

                                       S-2